                                                                    EXHIBIT 10.1

                                                        EXHIBIT 10.1 TO FORM 8-K





                            STOCK PURCHASE AGREEMENT







                                   Dated as of

                                 August 31, 1999

                                      Among

                          BLOCK FINANCIAL CORPORATION,

                                H&R BLOCK, INC.,

                           OLDE FINANCIAL CORPORATION,

                       FINANCIAL MARKETING SERVICES, INC.

                                       and

                               THE SHAREHOLDERS OF

                           OLDE FINANCIAL CORPORATION

                                       and

                       FINANCIAL MARKETING SERVICES, INC.

                                TABLE OF CONTENTS



                                                                                                                 PAGE


ARTICLE 1 DEFINITIONS.............................................................................................1


ARTICLE 2 SALE AND TRANSFER OF SHARES AND FMS SHARES; CLOSING....................................................12

         2.1  Shares and FMS Shares..............................................................................12

         2.2  Purchase Price.....................................................................................13

         2.3  Earnest Money......................................................................................13

         2.4  Closing............................................................................................13

         2.5  Closing Obligations................................................................................14

         2.6  Adjustment Amount..................................................................................15

         2.7  Adjustment Procedure...............................................................................15

         2.8  SmartVest Earnout Amount...........................................................................17

         2.9  Earnout Procedure..................................................................................17


ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLERS..............................................................19

         3.1  Authority; No Conflict.............................................................................19

         3.2  Title to Shares and FMS Shares.....................................................................20

         3.3  Brokers or Finders.................................................................................20


ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND FMS..................................................20

         4.1  Organization and Good Standing.....................................................................20

         4.2  Authority; No Conflict.............................................................................21

         4.3  Capitalization.....................................................................................22

         4.4  Financial Statements; Reports......................................................................22

         4.5  Books and Records..................................................................................23

         4.6  Title to Properties; Encumbrances..................................................................23

         4.7  Condition and Sufficiency of Assets................................................................24


         4.8  Accounts Receivable................................................................................25

         4.9  No Undisclosed Liabilities.........................................................................25

         4.10 Taxes..............................................................................................25

         4.11  No Material Adverse Change........................................................................27

         4.12  ERISA and Related Employee Benefit Matters........................................................27

         4.13  Governmental Authorizations; Compliance with Legal Requirements...................................29

         4.14  Legal Proceedings; Orders.........................................................................32

         4.15  Absence of Certain Changes and Events.............................................................33

         4.16  Contracts; No Defaults............................................................................34

         4.17  Insurance.........................................................................................36

         4.18  Environmental Matters.............................................................................38

         4.19  Employees.........................................................................................40

         4.20  Labor Relations; Compliance.......................................................................41

         4.21  Intellectual Property.............................................................................41

         4.22  Certain Payments..................................................................................45

         4.23  Relationships with Related Persons................................................................45

         4.24  Brokers or Finders................................................................................45

         4.25  Customer Contracts................................................................................45

         4.26  Customers.........................................................................................46

         4.27  Year 2000.........................................................................................46

         4.28  Disclosure........................................................................................46

         4.29  True and Complete Copies..........................................................................47

         4.30  Acquired Investment Companies.....................................................................47


ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER AND BLOCK......................................................47

         5.1  Organization and Good Standing.....................................................................47

         5.2  Authority; No Conflict.............................................................................47

         5.3  Investment Intent..................................................................................48

         5.4  Certain Proceedings................................................................................48

         5.5  Brokers or Finders.................................................................................49

         5.6  Section 15 of the 1940 Act.........................................................................49



         5.7  Ineligible Persons.................................................................................49

         5.8  SEC Reports........................................................................................49

         5.9  Financing..........................................................................................50


ARTICLE 6 COVENANTS OF SELLERS PRIOR TO CLOSING DATE.............................................................50

         6.1  Access and Investigation...........................................................................50

         6.2  Operation of the Businesses of the Acquired Companies..............................................50

         6.3  Negative Covenant..................................................................................51

         6.4  Required Approvals.................................................................................51

         6.5  Notification.......................................................................................52

         6.6  Payment of Indebtedness by Related Persons.........................................................52

         6.7  No Negotiation.....................................................................................52

         6.8  Best Efforts.......................................................................................52

         6.9  Title Insurance....................................................................................53

         6.10  Merger of International Partners, Inc.............................................................53


ARTICLE 7 COVENANTS OF BUYER AND BLOCK PRIOR TO CLOSING DATE.....................................................54

         7.1  Approvals of Governmental Bodies...................................................................54

         7.2  Best Efforts.......................................................................................54

         7.3  Notification.......................................................................................54

         7.4  Section 15 of the 1940 Act.........................................................................55

         7.5  Books and Records..................................................................................55

         7.6  Covenant of Block..................................................................................55


ARTICLE 8 CERTAIN OTHER COVENANTS................................................................................55

         8.1  Agreement to Defend................................................................................55

         8.2  Breaches That Become Known; Supplemental Schedules.................................................56

         8.3  Payment of Bonuses.................................................................................56

         8.4  Directors'and Officers' Indemnification and Insurance..............................................56

         8.5  Further Assurances.................................................................................58

         8.6  Tax Matters........................................................................................58

         8.7  Indemnity Insurance................................................................................59




ARTICLE 9 CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE....................................................59

         9.1  Accuracy of Representations........................................................................59

         9.2  Sellers' Performance...............................................................................60

         9.3  Consents...........................................................................................60

         9.4  Additional Documents...............................................................................60

         9.5  No Claim Regarding Stock Ownership or Sale Proceeds................................................61

         9.6  No Prohibition.....................................................................................61

         9.7  Minimum Book Value.................................................................................61


ARTICLE 10 CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE..................................................61

         10.1  Accuracy of Representations.......................................................................62

         10.2  Buyer's Performance...............................................................................62

         10.3  Additional Documents..............................................................................62

         10.4  No Injunction.....................................................................................62

         10.5  Consents..........................................................................................62

         10.6  Minimum Book Value................................................................................63


ARTICLE 11 TERMINATION...........................................................................................63

         11.1  Termination Events................................................................................63

         11.2  Certain Effects of Termination....................................................................64


ARTICLE 12 INDEMNIFICATION; REMEDIES.............................................................................66

         12.1  Survival; Right to Indemnification Not Affected by Knowledge; Exclusive Remedy....................66

         12.2  Indemnification and Payment of Damages by Sellers.................................................66

         12.3  Indemnification and Payment of Damages by Buyer...................................................68

         12.4  Time Limitations..................................................................................68

         12.5  Limitations on Amount-Sellers.....................................................................68

         12.6  Limitations on Amount-Buyer.......................................................................69

         12.7  Escrow; Offset....................................................................................69

         12.8  Procedure for Indemnification - Third-Party Claims................................................69


         12.9  Procedure for Indemnification - Other Claims......................................................71


ARTICLE 13 GENERAL PROVISIONS....................................................................................71

         13.1  Expenses..........................................................................................71

         13.2  Public Announcements..............................................................................72

         13.3  Confidentiality...................................................................................72

         13.4  Notices...........................................................................................72

         13.5  Further Assurances................................................................................73

         13.6  Waiver............................................................................................74

         13.7  Entire Agreement and Modification.................................................................74

         13.8  Disclosure Schedule...............................................................................74

         13.9  Assignments, Successors, and No Third-Party Rights................................................74

         13.10  Severability.....................................................................................75

         13.11  Section Headings; Construction...................................................................75

         13.12  Time of Essence..................................................................................75

         13.13  Governing Law....................................................................................75

         13.14  Counterparts.....................................................................................75

         13.15  Sellers'Representative...........................................................................75

         13.16  Alternative Dispute Resolution...................................................................75

                                LIST OF EXHIBITS



2.5(a)(ii)              Seller's Release
2.5(a)(iii)             Noncompetition/Nonsolicitation Agreement
2.5(a)(iv)              Sellers' Certificate
2.5(a)(v)               Tax Procedures Agreement
2.5(b)(iii)             Buyer's Certificate
2.5(c)-1                First Escrow Agreement
2.5(c)-2                Second Escrow Agreement
6.8                     Estoppel Certificate
9.4(a)                  Opinion of Sellers' Counsel
10.3(a)                 Opinion of Buyer's Counsel

                                LIST OF SCHEDULES



         Schedule A                               List of Persons with Knowledge
         Schedule B                               Data Room Index
         Sellers Disclosure Schedule
         Schedule 2.8                             SmartVest Earnout
         Buyer Disclosure Schedule

                            STOCK PURCHASE AGREEMENT


                  This STOCK PURCHASE AGREEMENT (this "AGREEMENT"), dated as of August 31, 1999, is made by and among BLOCK FINANCIAL CORPORATION, a Delaware corporation ("BUYER"), H&R BLOCK, INC., a Missouri corporation ("BLOCK") OLDE FINANCIAL CORPORATION, a Michigan corporation (the "COMPANY"), FINANCIAL MARKETING SERVICES, INC., a Michigan corporation ("FMS"), and the parties identified on the signature page hereto as "Sellers" (each a "SELLER" and collectively, "SELLERS").

                                     RECITAL

                  WHEREAS, Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares of capital stock of the Company (the "SHARES") and FMS (the "FMS SHARES"), for the consideration and on the terms and conditions set forth in this Agreement.


                                    AGREEMENT

                  The parties, intending to be legally bound, agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

                  For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 1:

                  "1940 Act" - the Investment Company Act of 1940, as amended.

                  "1999 Form 10-K" - as defined in Section 5.8.

                  "Accounting" - as defined in Section 2.9(a).

                  "Accounts Receivable" - as defined in Section 4.8.

                  "Acquired Companies" - the Company, its Subsidiaries, FMS, International Partners, Inc. and their respective Subsidiaries, collectively.

                  "Acquired Investment Companies" - as defined in Section 4.30.

                  "Adjustment Amount" - as defined in Section 2.6.

                  "Adjustment Amount Documents" - as defined in Section 2.7(a).

                  "Advisers Act" - as defined in Section 4.13(c).

                  "Aggregate Consolidated Net Tangible Book Value" - the aggregate consolidated stockholders equity minus goodwill, if any, of the Acquired Companies as of the close of business on the day prior to the Closing Date, as determined in accordance with GAAP; provided, however, that reserves in addition to those required by GAAP may be established in Sellers' sole discretion.

                  "Agreement" - as defined in the first paragraph of this Agreement.

                  "Annual Financial Statement" - as defined in Section 2.9(a).

                  "Applicable Contract" - any Contract (i) under which any Acquired Company has any rights, (ii) under which any Acquired Company is subject to any obligation or liability, or (iii) by which any Acquired Company or any of the assets owned or used by it is bound.

                  "Balance Sheet" - as defined in Section 4.4.

                  "Base Purchase Price" - as defined in Section 2.2.

                  "Best Efforts" - the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

                  "Block SEC Reports" - as defined in Section 5.8.

                  "Breach" - a "Breach" of a representation, warranty, covenant, obligation or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (i) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision, or
(ii) any other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation or other provision, and the term "Breach" means any such inaccuracy, breach, failure, occurrence or circumstance.

                  "Breach Event" - as defined in Section 8.2.

                  "Broker-Dealer Subsidiaries" - as defined in Section 4.4.

                  "Business" - the existing business, operations, facilities and other assets, financial condition, results of operations, finances, markets, products, customers and customer relations and personnel of the Acquired Companies.

                  "Buyer" - as defined in the first paragraph of this Agreement.

                  "Buyer Disclosure Schedule" - the disclosure schedule delivered by Buyer to Sellers concurrently with the execution and delivery of this Agreement.

                  "Buyer's Advisors"  -  as defined in Section 6.1.

                  "Buyer's Certificate" - as defined in Section 2.5(b)(ii).

                  "Buyer's Closing Documents"  -  as defined in Section 5.2.

                  "Canadian  Subsidiaries"   -  OLDE  Discount of Canada
(which is a subsidiary of the Company), 2430472 Nova Scotia Co., North American Printing Co. and Sumner Canadian Direct Holdings Company (which are or will be subsidiaries of FMS).

                  "Closing" - as defined in Section 2.4.

                  "Closing Balance Sheet" - as defined in Section 2.7(a).

                  "Closing Date" - the date and time as of which the Closing actually takes place.

                  "Closing Financial Statements" - as defined in Section 2.7(a).

                  "Company" - as defined in the first paragraph of this Agreement.

                  "Company Material Adverse Effect" - with respect to any matter or matters affecting the Company, any of its Subsidiaries or FMS or any of its Subsidiaries, a material adverse effect on the business, assets, financial condition or results of operations of the Company, its Subsidiaries, FMS and its Subsidiaries taken as a whole or on the ability of any of the Company, FMS or the Sellers to complete the Closing, other than any change, effect, event or occurrence (i) relating to the United States or global economy or securities markets in general, (ii) resulting from changes in legal, regulatory or economic or business conditions generally affecting the businesses in which the Company, its Subsidiaries or FMS and its Subsidiaries are engaged or (iii) resulting from the announcement or consummation of this Agreement or the Contemplated Transactions to the extent such announcement affects the customer base or employees of the Company.

                  "Company Purchase Price"  -  as defined in Section 2.2.

                  "Competing Business"  -  as defined in Section 4.23.

                  "Consent" - any approval, consent, ratification, waiver or other authorization (including any Governmental Authorization).

                  "Contemplated Transactions" - all of the transactions contemplated by this Agreement, including the sale of the Shares and FMS Shares by Sellers to Buyer.

                  "Contract" - any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

                  "Covered Claims" - as defined in Section 8.4(a).

                  "Covered Costs" - as defined in Section 8.4(a).

                  "Covered D&O Indemnitees" - as defined in Section 8.4(a).

                  "Damages" - any and all (i) claims, losses, liabilities, costs, penalties, fines and amounts paid or expenses incurred (including reasonable fees for attorneys, accountants, consultants and experts), (ii) damages as agreed to by the Sellers' Representative and Buyer or established in an arbitration proceeding pursuant to Section 13.16 which arise from the subject Breach or Fraud, (iii) obligations to third parties, (iii) expenditures, and/or
(iv) judgments, awards or settlements that are imposed upon the party seeking Damages or otherwise incurred by such party resulting from or arising out of the subject Breach or Fraud of another party, less the amount of insurance coverage relating to such Damages paid to the party seeking Damages (net of any deductibles or similar amounts payable with respect to such insured Damages; provided that to the extent that any such amounts that would otherwise be considered "Damages" hereunder constitute Ordinary Course Liabilities, such amounts shall not be considered Damages.

                  "Default" - (i) a breach of or default under any Contract,
(ii) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract, or
(iii) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

                  "Defense Exception"  -  as defined in Section 12.8(b).

                  "Disagreement"  -  as defined in Section 2.7(b).

                  "Dispute" - as defined in Section 13.16(a).

                  "Earnest Money"  -  as defined in Section 2.3.

                  "Encumbrance" - any charge, claim, community property interest, condition, equitable interest, Lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

                  "Environment" - soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

                  "Environmental, Health and Safety Liabilities" - any cost, damage, expense, liability, obligation or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

                       (a) any environmental, health or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                       (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and responses, investigative, remedial or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

                       (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment or other remediation or response actions ("CLEANUP") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                       (d) any other compliance, corrective, investigative or remedial measures required under Environmental Law or Occupational Safety and Health Law.

                  The terms "removal," "remedial" and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601 et seq., as amended ("CERCLA").

                  "Environmental Law" - any Legal Requirement that requires or relates to:

                       (a) advising appropriate authorities, employees and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                       (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

                       (c) reducing the quantities, preventing the release or minimizing the hazardous characteristics of wastes that are generated;

                       (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                       (e) protecting resources, species or ecological amenities;

                       (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;

                       (g) cleaning up pollutants that have been released, preventing the threat of release or paying the costs of such Cleanup or prevention; or

                       (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

                  "ERISA" - the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "Escrow Agreements" - as defined in Section 2.5(c).

                  "Estimated Adjustment Amount" - a bona fide estimate of the Adjustment Amount calculated in accordance with Section 2.6 hereof less $5,000,000; provided that in computing the Estimated Adjustment Amount, the Aggregate Consolidated Net Tangible Book Value of the Company and FMS shall be estimated by the Company and FMS, respectively, as of the close of business five
(5) business days prior to the Closing Date (the "ESTIMATION DATE") rather than as of the close of business on the Closing Date, which estimate shall be based on the unaudited consolidated balance sheets of the Company and FMS as of the month-end immediately preceding the Estimation Date, adjusted to reflect changes through and including the Estimation Date and changes reasonably expected to occur thereafter through the close of business on the day immediately preceding the Closing Date. In no event shall the Estimated Adjustment Amount exceed $50,000,000, unless the Closing occurs after December 31, 1999, in which case the Estimated Adjustment Amount shall not exceed $60,000,000; provided, however, that such limitations shall not apply to, or in any manner limit, the Adjustment Amount.

                  "Exchange Act" - the Securities Exchange Act of 1934 or any successor law, and regulations and rules pursuant to that Act or any successor law.

                  "Existing Claims" - as defined in Section 8.4(c).

                  "Facilities" - any real property, leaseholds or other interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures or equipment (including motor vehicles, tank cars and rolling stock) currently or formerly owned or operated by any Acquired Company.

                  "Fee" - as defined in Section 11.2(e).

                  "Financing Termination" - as defined in Section 2.3(c).

                  "First Escrow Agent" - as defined in Section 2.5(c).

                  "First Escrow Agreement" - as defined in Section 2.5(c).

                  "FMS"  -  as defined in the first paragraph of this Agreement.

                  "FMS Purchase Price"  -  as defined in Section 2.2.

                  "FMS Shares" - as defined in the Recital of this Agreement.

                  "FOCUS Reports" - as defined in Section 4.4.

                  "Form BD" - as defined in Section 4.13(e).

                  "Fraud"--a material misrepresentation, omission, misstatement or Breach made by a party under this Agreement or in connection with the Contemplated Transactions with the intent by such party to mislead another party and upon which such other party relied to its detriment.

                  "GAAP" - generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 4.4 were prepared and with respect to any Canadian Subsidiaries of any Acquired Company, generally accepted Canadian accounting principles.

                  "Governmental Authorization" - any approval, consent, qualification, license, registration, permit, exemption, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

                  "Governmental Body" - any:

                           (i) nation, state, county, city, town, village, district or other jurisdiction of any nature;

                           (ii) federal, state, local, municipal, foreign or other government;

                           (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal of competent jurisdiction) including any domestic or foreign industry self-regulating organization, domestic or foreign exchange, board of trade, clearing house or association or similar organization; or

                           (iv)  multinational organization or body.

                  "Hazardous Activity" - the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about or from the Facilities or any part thereof into the Environment, and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may adversely affect the value of the Facilities or the Acquired Companies.

                  "Hazardous Materials" - any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

                  "HSR Act" - the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "Indemnified Persons"  -  as defined in Section 12.2(a).

                  "Independent Accounting Firm"  - as defined in Section 2.7(d).

                  "Intellectual Property Assets" - as defined in Section 4.21.

                  "Interim Balance Sheet" - as defined in Section 4.4.

                  "IRC" - the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

                  "IRS" - the United States Internal Revenue Service or any successor agency and, to the extent relevant, the United States Department of Treasury.

                  "Knowledge" - an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter. The Acquired Companies will be deemed to have "Knowledge" of a particular fact or other matter if any of the persons set forth in Schedule A has Knowledge of such fact or other matter.

                  "Lease" - as defined in Section 9.3.

                  "Legal Requirement" - any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, rule, ordinance, principle of common law, regulation, statute or treaty of any Governmental Body.

                  "Law" - any statute, law, ordinance, regulation, decision, order or rule of any Governmental.

                  "LCIA" - as defined in Section 13.16(a).

                  "License" - any license, franchise, permit, profit, easement, right, authorization, approval, consent, waiver or certification.

                  "Lien" - any mortgage, lien, security interest, pledge, Encumbrance, restriction on transferability, defect of title, charge or claim of any nature whatsoever on any property or property interest.

                  "Material Contracts"  -  as defined in Section 4.16(a).

                  "NASD" - the National Association of Securities Dealers, Inc.

                  "Noncompetition/Nonsolicitation Agreements" - as defined in
Section 2.5(a).

                  "Notice of Disagreement"  -  as defined in Section 2.7(b).

                  "Notified Party"  -  as defined in Section 11.1(a).

                  "Notifying Party"  -  as defined in Section 11.1(a).

                  "NYSE" - the New York Stock Exchange, Inc.

                  "Occupational Safety and Health Law" - any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

                  "Order" - any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

                  "Ordinary Course Liabilities" - as defined in Section 4.9.

                  "Ordinary Course of Business" - an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal operations of such Person.

                  "Organizational Documents" - (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the articles or certificate of organization and the operating agreement of a limited liability company; (c) the partnership agreement and any statement of partnership of a general partnership; (d) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (f) any amendment to any of the foregoing.

                  "Pension Benefit Plan"  -  as defined in Section 4.12(b).

                  "Person" - any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

                  "Prime Rate" - a fluctuating interest rate that is equal to the rate of interest from time to time announced in The Wall Street Journal under the "Money Rates" section as the "prime rate."

                  "Proceeding" - any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

                  "Proprietary Rights Agreement"  -  as defined in Section
4.19(b).

                  "Purchase Price"  -  as defined in Section 2.2.

                  "Records"  -  as defined in Section 4.5.

                  "Registrations"  -  as defined in Section 4.13(c).

                  "Regulatory Agencies" - as defined in Section 4.13(c).

                  "Related Person" - with respect to a particular individual:

                           (i)  each other member of such individual's Family;

                           (ii) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; and

                           (iii) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest.

                  With respect to a specified Person other than an individual:

                           (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                           (ii) any Person that holds a Material Interest in
such specified Person;

                           (iii) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);

                           (iv) any Person in which such specified Person holds
a Material Interest; and

                           (v) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

                  For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, and (iii) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 25% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 25% of the outstanding equity securities or equity interests in a Person.

                  "Release" - any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the Environment, whether intentional or unintentional.

                  "Representative" - with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

                  "Required Governmental Authorizations" - as defined as Section 4.13(a).

                  "Reserve" - as defined in Section 12.5.

                  "Sale" - as defined in Section 11.2(e).

                  "SEC" - the United States Securities and Exchange Commission.

                  "Second Escrow Agent" - as defined in Section 2.5(c).

                  "Second Escrow Agreement" - as defined in Section 2.5(c).

                  "Securities Act" - the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "Seller(s)" - as defined in the first paragraph of this Agreement.

                  "Sellers' Certificate" - as defined in Section 2.5(a).

                  "Seller's Closing Documents"  -  as defined in Section 3.1(a).

                  "Sellers Disclosure Schedule" - the disclosure schedule delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement.

                  "Sellers' Releases" - as defined in Section 2.5(a).

                  "Sellers' Representative" - as defined in Section 13.15.

                  "Shares" - as defined in the Recital of this Agreement.

                  "Significant Employee" - any employee who is either employed as a regional or district manager or has earned in excess of $400,000 in either of the last two (2) fiscal years.

                  "specifically identified and made available" - with respect to any documents or materials, such documents or materials (i) listed in Schedule B attached hereto, (ii) contained within the due diligence materials in the "data room" of the Company visited by Buyer (or its representatives), or (iii) specifically identified in such materials and access to Buyer (or its representatives) to such materials was provided by the Acquired Companies (or their representatives).

                  "SRO" - as defined in Section 4.13(c).

                  "Subsidiary" - with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

                  "Subsequent Development"  -  as defined in Section 8.2.

                  "Supplemental Closing"  -  as defined in Section 2.7(e).

                  "Supplemental Closing Date"  -  as defined in Section 2.7(e).

                  "Supplemental Schedule"  -  as defined in Section 8.2.

                  "Tax Return" - any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any tax.

                  "Third-Party Claim"  -  as defined in Section 12.8(a).

                  "Threat of Release" - a substantial likelihood of a Release that is reasonably expected to require action in order to prevent or mitigate damage to the Environment that is reasonably expected to result from such Release.

                  "Threatened" - a claim, Proceeding, dispute, action or other matter will be deemed to have been "Threatened" if any demand or statement has been made in writing to the Person so Threatened or any notice has been given in writing to the Person so Threatened.

                  "Welfare Benefit Plan"  -  as defined in Section 4.12(a).

                  "Wire Transfer" - a payment in immediately available funds by wire transfer in lawful money of the United States of America to such account or to a number of accounts as shall have been designated by written notice from the receiving party to the paying party.

                                ARTICLE 2

               SALE AND TRANSFER OF SHARES AND FMS SHARES; CLOSING

         2.1. SHARES AND FMS SHARES

         Subject to the terms and conditions of this Agreement, at the Closing Sellers shall sell and transfer the Shares and FMS Shares to Buyer, and Buyer shall purchase the Shares and FMS Shares from Sellers.

         2.2.     PURCHASE PRICE

         The aggregate total purchase price for the Shares and FMS Shares (the "PURCHASE PRICE") shall be (i) $850,000,000 (the "BASE PURCHASE PRICE"), plus (if positive) or minus (if negative) (ii) the Adjustment Amount plus (iii) the Earnout Amount. The Base Purchase Price shall consist of (i) $13,543,000 (the "FMS PURCHASE PRICE") and (ii) $836,457,000 (the "COMPANY PURCHASE PRICE"), to be paid respectively to those Sellers identified in Part 2.2 of the Sellers Disclosure Schedule. The Adjustment Amount and the SmartVest Earnout Amount shall be paid to Sellers in the proportions set forth in Part 2.5(b)(i) of the Sellers Disclosure Schedule.

         2.3.     EARNEST MONEY

                  (a) Contemporaneously with the execution hereof, Buyer has deposited the sum of $25,000,000 with J.P Morgan Investment Management, Inc., New York, New York as earnest money (the "EARNEST MONEY"), which sum may be in the form of cash, cash equivalents, debt securities with an investment grade rating or commercial paper with a rating of at least A-1/P-1. Until paid out at the Closing, all net interest income and gain accrued, earned or resulting from investments of the Earnest Money shall be for the account of Buyer.

                  (b) At the Closing or upon a Financing Termination, the Earnest Money shall either be (i) liquidated to cash in an amount of at least $25,000,000, with $25,000,000 paid to Sellers and the remainder paid to Buyer or (ii) repaid to Buyer upon Buyer providing $25,000,000 in immediately available funds to Sellers (in lieu of the payment to Sellers pursuant to clause (i) above). Any payment made to Sellers pursuant to the previous sentence shall be applied dollar for dollar as a credit against the Base Purchase Price.

                  (c) If Closing does not occur pursuant to the terms and conditions of this Agreement, the Earnest Money shall be repaid to Buyer unless this Agreement is terminated by Sellers pursuant to Section 11.1(a)(ii) [Termination Events] (based upon Breach of Section 5.9 [Financing]) (a "FINANCING TERMINATION"). In the event of a Financing Termination, the Earnest Money shall be paid to Sellers (but which payment shall not be intended by the parties to constitute liquidated damages) in the manner provided in Section 2.3(b).

         2.4.     CLOSING

         The purchase and sale provided for in this Agreement (the "CLOSING") will take place at the offices of Buyer's counsel, Bryan Cave LLP, 3500 One Kansas City Place, 1200 Main Street, Kansas City, Missouri 64105, at 10:00 a.m. (local time) on the date that is five (5) business days following satisfaction or waiver of the closing conditions set forth in Articles 9 and 10 (other than those conditions that relate to actions to be taken at Closing), or at such other time and place as the parties may agree; provided, however, that if the Closing has not occurred prior to December 22, 1999, and the closing conditions set forth in Articles 9 and 10 (other than those conditions that relate to actions to be taken at Closing) have been satisfied or are satisfied on or prior to January 17, 2000, then the Closing shall occur on January 18, 2000 or such other date as agreed upon by the parties hereto. The parties hereto agree that they will use their Best Efforts to cause the Closing to occur prior to December 15, 1999. Except as provided in Article 11, failure to consummate the purchase and sale of the Shares and FMS Shares provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.4 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

         2.5. CLOSING OBLIGATIONS

         At the Closing:

                  (a)      Sellers will deliver to Buyer:

                           (i) certificates representing the Shares and FMS Shares, duly endorsed and accompanied by duly executed stock powers for transfer to Buyer;

                           (ii) releases substantially in the form of Exhibit 2.5(a)(ii) executed by Sellers ("SELLERS' RELEASES");

                           (iii) a noncompetition/nonsolicitation agreement substantially in the form of Exhibit 2.5(a)(iii) executed by each Seller identified therein (the "NONCOMPETITION/NONSOLICITATION AGREEMENTS");

                           (iv) a certificate substantially in the form of
         Exhibit 2.5(a)(iv) executed by Sellers' Representative (the "SELLERS' CERTIFICATE"); and

                           (v) a counterpart of a tax procedures agreement substantially in the form of Exhibit 2.5(a)(v) executed by Sellers (the "TAX PROCEDURES AGREEMENT").

                  (b)      Buyer will deliver to Sellers:

                           (i) the Base Purchase Price consisting of (A) $725,000,000 in the amounts set forth opposite the names of the respective Sellers in Part 2.5(b)(i) of the Sellers Disclosure Schedule (by Wire Transfer pursuant to instructions delivered by Sellers' Representative to Buyer not less than five (5) business days prior to Closing); (B) surrender of the Earnest Money or delivery of $25,000,000 in lieu thereof as provided in Section 2.3; (C) payment of the sum of $35,000,000 to the First Escrow Agent (by Wire Transfer pursuant to instructions delivered by the First Escrow Agent to Buyer not less than five (5) business days prior to Closing); (D) payment of the sum of $65,000,000 to the Second Escrow Agent (by Wire Transfer pursuant to instructions delivered by the Second Escrow Agent to Buyer not less than five (5) business days prior to Closing) and (E) payment of the Estimated Adjustment Amount;

                           (ii) a certificate substantially in the form of
         Exhibit 2.5(b)(ii) executed by Buyer (the "BUYER'S CERTIFICATE"); and

                           (iii) a counterpart of the Tax Procedures Agreement executed by Buyer.

                  (c) Buyer and Sellers' Representative will enter into escrow agreements, substantially in the form of Exhibit 2.5(c)-1 (the "FIRST ESCROW AGREEMENT") with the escrow agent designated therein (the "First Escrow Agent") and substantially in the form of Exhibit 2.5(c)-2 (the "SECOND ESCROW AGREEMENT") with the escrow agent designated therein (the "Second Escrow Agent") (collectively, the First Escrow Agreement and the Second Escrow Agreement are referred to herein as the "ESCROW AGREEMENTS").

         2.6.     ADJUSTMENT AMOUNT

         If the Aggregate Consolidated Net Tangible Book Value is greater than $350,000,000, the Adjustment Amount is deemed positive (i.e., will increase the Purchase Price) and will be an amount equal to the difference between the Aggregate Consolidated Net Tangible Book Value and $350,000,000. If the Aggregate Consolidated Net Tangible Book Value is less than $350,000,000, the Adjustment Amount is deemed negative (i.e., will reduce the Purchase Price) and will be an amount equal to the difference between $350,000,000 and the Aggregate Consolidated Net Tangible Book Value.

         2.7.     ADJUSTMENT PROCEDURE

                  (a) As soon as reasonably practicable following the Closing Date, and in no event more than sixty (60) days thereafter, Buyer shall cause the Company and FMS to cause PriceWaterhouseCoopers LLP to prepare and deliver to Buyer and to Sellers' Representative consolidated financial statements (the "CLOSING FINANCIAL STATEMENTS") of the Acquired Companies as of the Closing Date, which shall include a Balance Sheet of the Acquired Companies as of the Closing Date (THE "CLOSING BALANCE SHEET") and schedules calculating the amount of the Adjustment Amount and setting forth such calculations in reasonable detail (collectively, the "ADJUSTMENT AMOUNT DOCUMENTS"). Reserves or accruals (the "RESERVE") on the Closing Financial Statements shall exist for potential or contingent liabilities in aggregate amount equal to the greater of (i) $7,500,000 or (ii) the amount required to be recorded for the Reserve in accordance with GAAP. The parties shall consult with one another and PriceWaterhouseCoopers LLP and cooperate with each other and with PriceWaterhouseCoopers LLP in the preparation of the Adjustment Amount Documents in accordance with this Section 2.7, and Buyer shall cause the Company and FMS to cause PriceWaterhouseCoopers LLP to provide access to such working papers and information relating to the preparation thereof as reasonably requested by the parties. Buyer, on the one hand, and Sellers, on the other hand, shall share equally all expenses of PriceWaterhouseCoopers LLP incurred in connection with the preparation of the Adjustment Amount Documents and determination of the Adjustment Amount.

                  (b) Within thirty (30) days after delivery of the Adjustment Amount Documents to Buyer and Sellers' Representative, Buyer and Sellers' Representative may dispute all or any portion of the Adjustment Amount Documents by giving written notice (a "NOTICE OF DISAGREEMENT") to Sellers' Representative or Buyer, respectively, and to PriceWaterhouseCoopers LLP setting forth in reasonable detail the basis for any such dispute (any such dispute being hereinafter called a "DISAGREEMENT"). The parties shall promptly commence good faith negotiations with a view to resolving all such Disagreements. If neither Buyer nor Sellers' Representative provides a Notice of Disagreement to the other within the thirty (30) day period set forth in this subsection (b), the parties shall be deemed to have accepted such Adjustment Amount Documents in the form delivered to them by PriceWaterhouseCoopers LLP.

                  (c) If only Buyer shall deliver a Notice of Disagreement and Sellers' Representative does not dispute all or any portion of such Notice of Disagreement by giving written notice to Buyer setting forth in reasonable detail the basis for such dispute within thirty (30) days following the delivery of such Notice of Disagreement, Sellers shall be deemed to have irrevocably accepted the Adjustment Amount Documents as modified in the manner described in the Notice of Disagreement. If only Sellers' Representative shall deliver a Notice of Disagreement and Buyer does not dispute all or any portion of such Notice of Disagreement by giving written notice to the Sellers' Representative setting forth in reasonable detail the basis for such dispute within thirty (30) days following the delivery of such Notice of Disagreement, Buyer shall be deemed to have irrevocably accepted the Adjustment Amount Documents as modified in the manner described in the Notice of Disagreement.

                  (d) If (i) both Buyer and Sellers' Representative deliver a Notice of Disagreement within the thirty (30) day period set froth in the preceding subsection (b) or (ii) Buyer or Sellers' Representative shall dispute a Notice of Disagreement delivered by the other within the thirty (30) day period set forth in the preceding subsection (c), and within thirty (30) days following the delivery to Buyer or Sellers' Representative, as the case may be, of the notice of such dispute, Sellers' Representative and Buyer do not resolve the Disagreement (as evidenced by a written agreement between them), in each case such Disagreement shall thereafter be referred to Deloitte & Touche LLP (the "INDEPENDENT ACCOUNTING FIRM") for a resolution of such Disagreement in accordance with the terms of this Agreement. The determinations of the Independent Accounting Firm with respect to any Disagreement shall be rendered within thirty (30) days after referral of the Disagreement to such firm or as soon thereafter as reasonably possible, shall be final and binding upon the parties, the amount so determined shall be used to complete the final Adjustment Amount Documents and the parties agree that the procedures set forth in this Section 2.7 shall be the sole and exclusive remedy with respect to the determination of the Adjustment Amount. Buyer and Sellers' Representative shall use their Best Efforts to cause the Independent Accounting Firm to render its determination within the thirty (30) day period described in the previous sentence, and each shall cooperate with the Independent Accounting Firm and provide the Independent Accounting Firm with access to the books, records, personnel and representatives of it and such other information as such firm may require in order to render its determination. All of the fees and expenses of any Independent Accounting Firm retained pursuant to this subsection (d) shall be shared equally by Buyer, on the one hand, and Sellers, on the other hand.

                  (e) Promptly after the Adjustment Amount Documents have been finally determined in accordance with subsections (a), (b), (c) and (d) of this Section 2.7 (including by means of a deemed acceptance of such documents by Buyer or by Sellers' Representative as provided in subsections (b) and (c), respectively), but in no event later than ten
         (10) business days following such final determination (the "SUPPLEMENTAL CLOSING DATE"), the parties hereto shall hold a supplemental closing (the "SUPPLEMENTAL CLOSING"), either by telephone or in person at a mutually convenient location. If the Adjustment Amount is greater than the Estimated Adjustment Amount, Buyer shall deliver, or shall cause to be delivered, to each Seller on the Supplemental Closing Date an amount in cash equal to such Seller's portion of the difference (allocated in the proportions set forth in Part 2.5(b)(i) of the Sellers Disclosure Schedule) by check or Wire Transfer as set forth in instructions from such Seller. If the Adjustment Amount is less than the Estimated Adjustment Amount, each Seller shall deliver to Buyer on the Supplemental Closing Date an amount in cash equal to such Seller's portion of the difference (allocated in the proportions set forth in Part 2.5(b)(i) of the Sellers Disclosure Schedule) by Wire Transfer. In any case, the amount payable at the Supplemental Closing shall be accompanied by interest thereon calculated at the Prime Rate compounded daily for the period from the Closing Date up to but not including the Supplemental Closing Date.

         2.8.     SMARTVEST EARNOUT AMOUNT

         In addition to the Base Purchase Price as affected by the Adjustment Amount, Buyer shall pay to Sellers an amount equal to the SmartVest Earnout Amount (as defined in Schedule 2.8) payable in accordance with the terms and conditions set forth on Schedule 2.8.

         2.9.     EARNOUT PROCEDURE

                  (a) From and after the Closing Date, Buyer shall deliver to the Sellers' Representative, for each interim fiscal quarter, for each fiscal year and for any period ending on a Payment Acceleration Date:
         (i) a statement (an "ACCOUNTING") setting forth the Revenues for such quarterly period of (x) Block Broker Dealers derived from Non-Broker Assisted Online Services and (y) Block Broker Dealers derived from Broker Assisted Online Accounts and SmartVest Earnout Amount for the applicable period, which shall set forth in reasonable detail the calculation of such Revenues and SmartVest Earnout Amount, which calculation shall be made in a manner consistent in all respects with the provisions of this Agreement, including the definition of terms and calculations provided in Schedule 2.8 hereto, and (ii) a letter from PriceWaterhouseCoopers LLP (or such other firm as may be acting as the independent accountants for Buyer) certifying as to the procedures and principles used to calculate such Revenues for such period. Commencing on the first anniversary of the Closing, Buyer shall also deliver to the Sellers' Representative a consolidated balance sheet of SmartVest, Inc. as of the close of each fiscal year and the related statements of income and cash flows of the Acquired Companies for such fiscal year, prepared in accordance with GAAP (an "ANNUAL FINANCIAL STATEMENT"). Each Accounting shall be provided by Buyer to Sellers' Representative within forty-five (45) days of the end of the applicable fiscal quarter within ninety (90) days of the end of the applicable fiscal year and within forty-five
         (45) days of any other event requiring Buyer to deliver an Accounting. Each Annual Financial Statement shall be provided by Buyer to Sellers' Representative within ninety (90) days of the end of the applicable fiscal year or such shorter period as Buyer may be required under the Exchange Act to file reports on Form 10-K (or any successor report) with the SEC).

                  (b) Following the receipt by the Sellers' Representative of an Accounting or Annual Financial Statement, Buyer shall provide to the Sellers' Representative reasonable access to the books and records of SmartVest, Inc. and the other entities responsible for the Revenues and to their personnel and accountants (including the independent accountants referred to subsection (a) of this Section 2.9), during normal business hours, at the request of the Sellers' Representative for the sole purpose of reviewing the Accounting or Annual Financial Statement, as the case may be; provided, however, that such access shall be conducted in a manner intended to preserve the confidentiality of such information and not unreasonably interfere with the operation of the business of SmartVest, Inc. and the other entities responsible for the Revenues and Buyer.

                  (c) Within twenty (20) business days after delivery of an Accounting or Annual Financial Statement, as the case may be, the Sellers' Representative may dispute all or any portion of the Accounting or Annual Financial Statement, as the case may be, by giving a Notice of Disagreement in the manner provided in Section 2.7. Such Disagreement, if any, shall be resolved in the manner provided in
         Section 2.7. If the Sellers' Representative has not given Buyer a Notice of Disagreement, then the Accounting or Annual Financial Statement, as the case may be, shall be binding upon the parties.

                  (d) On the tenth business day following the final determination of the SmartVest Earnout Amount for each quarter or for the period ending on the date on which a payment of a Qualifying Acquisition Earnout Amount is due, Buyer will pay the SmartVest Earnout Amount for such period, or the Qualifying Acquisition Earnout Amount, as the case may be, to Sellers. Payments shall be made in immediately available funds and shall be made in the manner and allocated to the respective Sellers in the proportions set forth in Part 2.5(b)(i) of the Sellers Disclosure Schedule.

                  (e) The provisions of this Section 2.9 shall terminate and be of no further force and effect as set forth in Schedule 2.8.

                                ARTICLE 3


                    REPRESENTATIONS AND WARRANTIES OF SELLERS

          Each Seller severally, for himself, herself or itself, represents and warrants to Buyer and Block as follows:

          3.1.     AUTHORITY; NO CONFLICT

                  (a) Assuming due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of such Seller, enforceable against him/her/it in accordance with its terms, except to the extent that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditor's rights generally, (ii) the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any such Proceeding may be brought and (iii) restrictions of public policy apply. Upon the execution and delivery of the Escrow Agreements by Sellers' Representative and by the other parties thereto and the Seller's Release, the Noncompetition/Nonsolicitation Agreement (if applicable) and the Tax Procedures Agreement by such Seller and by the other parties thereto (collectively, "SELLER'S CLOSING DOCUMENTS"), such Seller's Closing Documents will constitute the legal, valid and binding obligations of such Seller, enforceable against him/her/it in accordance with their respective terms, except to the extent that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditor's rights generally, (ii) the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any such Proceeding may be brought and
    (iii) restrictions of public policy apply. Such Seller has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and such Seller's Closing Documents and to perform his/her/its obligations under this Agreement and such Seller's Closing Documents.

                  (b) Except as set forth in Part 3.1 of the Sellers Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions, any Legal Requirement or any Order to which such Seller may be subject and which would prevent or materially delay completion of the Contemplated Transactions.

         Except as set forth in Part 3.1 of the Sellers Disclosure Schedule, such Seller is not required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions by such Seller.

         3.2.     TITLE TO SHARES AND FMS SHARES

         Such Seller is and will be on the Closing Date the record and beneficial owner and holder of the number of Shares and FMS Shares set forth opposite the name of such Seller in Part 3.2 of the Sellers Disclosure Schedule, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing Shares or FMS Shares held by such Seller. All of the Shares and/or FMS Shares held by such Seller have been duly authorized, validly issued and are fully paid and nonassessable. Except for this Agreement, there are no Contracts relating to the sale or transfer of any Shares or FMS Shares held by such Seller.

         3.3.     BROKERS OR FINDERS

         Such Seller has incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement except for fees payable to Goldman, Sachs & Co.

                                ARTICLE 4

              REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND FMS

         The Company, on behalf of itself and its Subsidiaries, and FMS, on behalf of itself and its Subsidiaries, represent and warrant, except as set forth in the Sellers Disclosure Schedule (it being agreed that the mere inclusion of an item in the Sellers Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception of fact, event or circumstance or that such item is reasonably likely to result in a Company Material Adverse Effect; it being also agreed that items disclosed in a particular section of the Sellers Disclosure Schedule shall be deemed disclosed only with respect to the corresponding section(s) of this Agreement to which it expressly refers) to Buyer and Block as follows (it being agreed that to the extent reference is made in this Article 4 to the Acquired Companies, the Company and FMS will be deemed to represent and warrant only with respect to themselves individually and their respective Subsidiaries):

         4.1.     ORGANIZATION AND GOOD STANDING

                  (a) Part 4.1 of the Sellers Disclosure Schedule contains a complete and accurate list for each Acquired Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business and its capitalization (including the identity of each shareholder and the number of shares held by each). Each Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use and to perform all its obligations under Applicable Contracts. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, all of which jurisdictions are disclosed in Part 4.1 of the Sellers Disclosure Schedule.

                  (b) The Company and FMS have delivered or specifically identified and made available to Buyer copies of the Organizational Documents of each Acquired Company, as currently in effect.

         4.2.     AUTHORITY; NO CONFLICT

                  (a) Assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of the Company and FMS enforceable against each of them in accordance with its terms, except to the extent that
    (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors rights generally, (ii) the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any such Proceeding may be brought and (iii) restrictions of public policy apply. The Company and FMS have the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform their obligations under this Agreement.

                  (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                      (i) contravene, conflict with or result in a violation of
         (A) any provision of the Organizational Documents of the Acquired Companies, or (B) any resolution adopted by the board of directors or the shareholders of any Acquired Company;

                      (ii) contravene, conflict with or result in a violation of any Legal Requirement or any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, may be subject;

                      (iii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company;

                      (iv) result in a violation or breach of any provision of, or give any Person the right to declare a Default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Material Contract; or

                      (v) result in the imposition or creation of any material Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company.

         Except for (x) Consents, approvals and notices as are set forth in Part
4.2 of the Sellers Disclosure Schedule, (y) the applicable filings under the HSR Act and (z) Consents, approvals and notices the failure to obtain which will not prevent or materially delay consummation of the Contemplated Transactions or otherwise materially adversely affect the business, operation or ownership of the Acquired Companies, no Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.3. CAPITALIZATION

         The authorized equity securities of the Company consist of 40,000,000 shares of common stock, par value $0.10 per share, of which 30,520,225 shares are issued and outstanding and constitute the Shares. The authorized equity securities of FMS consists of 50,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding and constitute the FMS Shares. Sellers are the record owners and holders of all of the Shares and FMS Shares, to the Knowledge of the Company or FMS, free and clear of all Encumbrances. With the exception of the Shares and FMS Shares (which are owned by Sellers), all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by one or more of the Acquired Companies, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized, validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. No Acquired Company owns, or has any Contract obligating it to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business. No former holder of equity securities of any Acquired Company previously redeemed by any Acquired Company has any valid claim for additional payment for any such equity securities so redeemed.

         4.4. FINANCIAL STATEMENTS; REPORTS

         The Company and FMS each have delivered to Buyer: (a) consolidated balance sheets of it and its Subsidiaries as at December 31 in each of the years 1996 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flow for each of the fiscal years then ended, and with respect to the Company but not FMS the report thereon of Ernst & Young LLP, independent certified public accountants, (b) a consolidated balance sheet of it and its Subsidiaries as at December 31, 1998 (including the notes thereto, the "BALANCE Sheet"), and the related consolidated statements of income, changes in stockholders' equity and cash flow for the fiscal year then ended, and with respect to the Company but not FMS the report thereon of Ernst & Young LLP, independent certified public accountants, and (c) an unaudited consolidated balance sheet of it and its Subsidiaries as at June 25, 1999 (with respect to the Company and its Subsidiaries)(the "INTERIM BALANCE SHEET") and as at June 30, 1999 (with respect to FMS and its Subsidiaries) and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flow for the six (6) months then ended, including in each case the notes thereto. Such financial statements and notes fairly present in all material respects the financial condition and the results of operations, changes in stockholders' equity and cash flow of the applicable Acquired Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP (except as indicated in the notes thereto), subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes. The financial statements referred to in this Section 4.4 reflect in all material respects the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company or FMS, as the case may be. The Company has delivered to Buyer true and complete copies of the FOCUS Reports filed on Form X-17A-5 (the "FOCUS REPORTS") as of June 30, 1999 by each Subsidiary that is a "broker" or "dealer", as such terms are defined in Sections 2(a)(6) and 2(a)(11) of the 1940 Act (collectively, the "BROKER-DEALER SUBSIDIARIES"). Each such FOCUS Report complied (and with respect to FOCUS Reports filed after the date hereof and prior to the Closing Date, will comply) in all material respects at the date thereof with the rules and regulations of the SEC relating thereto and fairly present in all material respects the information required to be presented therein pursuant to Rule 17a-5 under the Exchange Act. The Company and FMS have delivered or specifically identified and made available to Buyer copies of all material reports and other filings required to be filed by any Acquired Company with all Governmental Bodies since January 1, 1996, including without limitation Form BD and all amendments thereto, and Form ADV and all amendments thereto. All such reports and filings were at the time of filing true and accurate in all material respects, and were prepared in compliance with all applicable Laws.

         4.5. BOOKS AND RECORDS

         The books of account, minute books, stock record books and other records of the Acquired Companies (the "Records"), all of which Records which are material have been specifically identified and made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Acquired Companies contain records, accurate and complete in all material respects, of meetings held of, and corporate action taken by, the shareholders, the Boards of Directors and committees of the Boards of Directors of the Acquired Companies, and no meeting of any such shareholders, Board of Directors or committee material to the Contemplated Transactions or the Business of the Acquired Companies or the other representations and warranties of the Company contained herein has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

         4.6. TITLE TO PROPERTIES; ENCUMBRANCES

         Part 4.6 of the Sellers Disclosure Schedule contains a complete and accurate list of all real property, leaseholds or other interests therein owned by any Acquired Company. The

Company and FMS have delivered or specifically identified and made available to Buyer copies of the deeds and other instruments (as recorded) by which the Acquired Companies acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of the Acquired Companies and relating to such property or interests. The Acquired Companies own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal or mixed and whether tangible or intangible) that they purport to own located in the facilities currently owned or operated by the Acquired Companies or reflected as owned in the books and records of the Acquired Companies, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part
4.6 of the Sellers Disclosure Schedule and personal property and assets sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Acquired Companies since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Part 4.6 of the Sellers Disclosure Schedule. All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights-of-way, building use restrictions, exceptions, variances, reservations or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no Default (or event that, with notice or lapse of time or both, would constitute a Default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet, with respect to which no Default (or event that, with notice or lapse of time or both, would constitute a Default) exists, (c) Liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or materially impairs the use of the property subject thereto, or materially impairs the operations of any Acquired Company, and (ii) zoning laws and other land use restrictions that do not impair the present use, or use currently contemplated by any Acquired Company, of the property subject thereto. All buildings, plants and structures owned by the Acquired Companies lie wholly within the boundaries of the real property owned by the Acquired Companies and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person (except to the extent such failures would be covered by title insurance policies).

         4.7. CONDITION AND SUFFICIENCY OF ASSETS

         As of the date hereof, the buildings, plants, structures and equipment of the Acquired Companies are (i) structurally sound in all material respects (with respect to owned buildings, plants, structures and equipment), (ii) structurally sound in all material respects to the Knowledge of the Acquired Companies and Sellers (with respect to leased buildings, plants, structures and equipment), (iii) in satisfactory operating condition and repair (ordinary wear and tear excepted), and (iv) adequate for the uses to which they are being put. The buildings, plants, structures and equipment of the Acquired Companies are sufficient for the continued conduct of the Acquired Companies' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

         4.8.  ACCOUNTS RECEIVABLE

         All accounts receivable of the Acquired Companies that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (collectively, the "ACCOUNTS RECEIVABLE") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business or fully secured margin accounts except for such failures to represent valid obligations or fully secured margin accounts for which there are adequate reserves. As of the Closing Date, the reserves that are established with respect to Accounts Receivable on the Closing Balance Sheet will be adequate and calculated consistent with past practice. There is no contest, claim or right of set-off, other than in the Ordinary Course of Business, under any Contract with any obligor of any Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 4.8 of the Sellers Disclosure Schedule contains a complete and accurate list of all Accounts Receivable in excess of $100,000 (for margin accounts) and $50,000 (for non-margin accounts) per account debtor as of the date of the Interim Balance Sheet, which list sets forth for such non-margin accounts the aging of such Accounts Receivable.

         4.9.  NO UNDISCLOSED LIABILITIES

         Except (i) as set forth in Part 4.9 of the Sellers Disclosure Schedule, and (ii) as of the Closing Date, as computed as part of the Estimated Adjustment Amount, the Acquired Companies have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for (A) liabilities that are reflected or reserved against in the Balance Sheet or the Interim Balance Sheet (including any notes thereto previously provided to Buyer), (B) liabilities that are reflected or reserved for in the Closing Balance Sheet (when prepared) and (C) liabilities which are not so reflected or reserved for with respect to pending or potential future customer arbitrations and other ordinary course liabilities and potential future expenses relating to pre-Closing conditions which do not exceed $10,000,000 in the aggregate in the period beginning the date hereof and ending March 31, 2001 which may arise in the Ordinary Course of Business ("ORDINARY COURSE LIABILITIES").

         4.10  TAXES

               (a) The Acquired Companies have filed or caused to be filed (on a timely basis since December 31, 1995) all income and other material Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. The Company has delivered or specifically identified and made available to Buyer copies of all such Tax Returns filed since December 31, 1995.

               (b) The Acquired Companies have paid, or made provision for the payment of, all Taxes required to be paid, or for which any Acquired Company may be liable, under applicable Legal Requirements for any taxable period or portion of a taxable period ending on or before the Closing Date to the proper Governmental Bodies, and there are no grounds for the assessment of any additional Taxes against any or all of the Acquired Companies or their respective assets or property with respect to such periods or portions of such periods, except for those Taxes, if any, listed in Part 4.10 of the Disclosure Statement and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

               (c) The United States Federal and state income Tax Returns of each Acquired Company subject to such Taxes have been audited by the IRS or relevant state Tax authorities or are closed by the applicable statute of limitations for all taxable years through 1995. Part 4.10 of the Disclosure Schedule contains a complete and accurate list of all current audits of all such Tax Returns, including a reasonably detailed description of the nature of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled or are being contested in good faith by appropriate proceedings. Part 4.10 of the Disclosure Schedule describes all adjustments to the United States Federal income Tax Returns filed by any Acquired Company or any group of corporations including any Acquired Company for all taxable years since 1995, and the resulting deficiencies proposed by the IRS. Except as described in Part 4.10 of the Disclosure Schedule, no Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Acquired Company or for which any Acquired Company may be liable.

               (d) There exists no proposed Tax assessment against any Acquired Company except as disclosed in the Balance Sheet or in Part 4.10 of the Disclosure Schedule. No consent to the application of Section 341(f)(2) of the IRC has been filed, or been agreed to be filed, with respect to any property or assets held, acquired or to be acquired by any Acquired Company. All Taxes that any Acquired Company is or was required by Legal Requirements to withhold or collect (other than a de minimis amount not to exceed $10,000 in the aggregate) have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

               (e) All Tax Returns filed by (or that include on a consolidated basis) any Acquired Company are true, correct and complete in all material respects. There is no Tax sharing agreement that will require any payment by any Acquired Company after the date of this Agreement other than a payment to another Acquired Company.


               (f) No Acquired Company is required to include in income any adjustment under Section 481(a) of the IRC by reason of a change in accounting method initiated by any Acquired Company or any other person and the IRS has not proposed any such adjustment or change in accounting method.


               (g) No Acquired Company is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the IRC, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. None of the assets of any Acquired Company have been financed with, or directly or indirectly secures, any industrial revenue bonds or debt the interest on which is tax-exempt under Section 103(a) of the IRC. No Acquired Company is the borrower or guarantor of any outstanding industrial revenue bonds and is not a tenant, principal user or related person to any principal user (within the meaning of Section 144(a) of the IRC) of any property which has been financed or improved with the proceeds of any industrial revenue bonds.


               (h) No Acquired Company is a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the IRC or result in a Tax to the recipient of such payment pursuant to Section 4999 of the IRC, other than those retention bonuses awarded in anticipation of or in connection with the transactions contemplated by this Agreement which are either listed in Part 4.10 of the Disclosure Schedule or otherwise consented to in writing by Buyer.

               (i) No Acquired Company is a partner in any joint venture, partnership or other arrangement or contract that could be treated as a partnership for Federal income Tax purposes.

         4.11. NO MATERIAL ADVERSE CHANGE

         Since the date of the Balance Sheet, there has not been any adverse change in the business, operations, properties, assets or financial condition of any Acquired Company, and no event has occurred or circumstance exists that is reasonably likely to result in a Company Material Adverse Effect.

         4.12. ERISA AND RELATED EMPLOYEE BENEFIT MATTERS

               (a) Welfare Benefit Plans. Part 4.12 of the Sellers Disclosure Schedule lists each "employee welfare benefit plan" (within the meaning of Section 3(1) of ERISA) maintained by each Acquired Company or to which each Acquired Company contributes or is required to contribute, including any multiemployer plan ("WELFARE BENEFIT PLAN"). Without limiting the foregoing,
    Part 4.12 of the Sellers Disclosure Schedule discloses any obligations of each Acquired Company to provide retiree health benefits to current or former employees of each Acquired Company.

               (b) Pension Benefit Plans. Part 4.12 of the Sellers Disclosure Schedule lists each "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) maintained by each Acquired Company or to which each Acquired Company contributes or is required to contribute, including any multiemployer plan ("PENSION BENEFIT PLAN"). To the Knowledge of the Company or FMS, all costs of the Pension Benefit Plans have been provided for on the basis of consistent methods and, if applicable, in accordance with sound actuarial assumptions and practices that are acceptable under ERISA.

               (c) Compliance with Applicable Law. To the Knowledge of the Company or FMS, each of the Welfare Benefit Plans, Pension Benefit Plans, any related trust agreements, annuity contracts and other funding instruments substantially comply with the material provisions of ERISA and the IRC and all other statutes, orders, governmental rules and regulations applicable to such Welfare Benefit Plans and Pension Benefit Plans. To the Knowledge of the Company or FMS, each Acquired Company has performed all of its material obligations currently required to have been performed under all Welfare Benefit Plans and Pension Benefit Plans. To the Knowledge of the Company or FMS, there are no actions, suits or claims (other than routine claims for benefits) pending or threatened against or with respect to any Welfare Benefit Plans, Pension Benefit Plans or the assets of such plans, and to the Knowledge of the Company or FMS, no facts exist that could give rise to any actions, suits or claims (other than routine claims for benefits) against such plans or the assets of such plans. To the Knowledge of the Company or FMS, each Pension Benefit Plan is qualified in form and operation under IRC Section 401(a). To the Knowledge of the Company or FMS, no event has occurred that will or could reasonably be expected to give rise to a disqualification of any Pension Benefit Plan under IRC Section 401(a). To the Knowledge of the Company or FMS, no event has occurred that will or could reasonably be expected to subject any Welfare Benefit Plan or Pension Benefit Plan to tax under IRC Section 511.

               (d) Administration of Plans. To the Knowledge of the Company or FMS, each Welfare Benefit Plan and each Pension Benefit Plan has been administered to date in substantial compliance with the material requirements of ERISA and the IRC. To the Knowledge of the Company or FMS, no plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan has engaged in (i) any transaction in violation of Section 406(a) or (b) of ERISA, or (ii) any "prohibited transaction" (within the meaning of Section 4975(c)(1) of the IRC or Section 406 of ERISA) for which no exemption exists under Section 408 of ERISA or Section 4975(d) of the IRC which (in case of either clauses (i) or (ii)) could reasonably be expected to result in a tax or penalty under Section 502 of ERISA or Section 4975 of the IRC.

               (e) Title IV Plans. There is no Pension Benefit Plan which is subject to the provisions of Title IV of ERISA in which any Acquired Company (for purposes of this Section each Acquired Company shall include each trade or business, whether or not incorporated, which is a member of a group of which each Acquired Company is a member and which is under common control within the meaning of IRC Section 414 and the regulations thereunder) participates or has participated during the six (6) years prior to the date hereof. No Acquired Company has any liability to any multiemployer plan maintained for the benefit of any of its present or former employees.

               (f) Other Employee Benefit Plans and Agreements. Part 4.16 of the Sellers Disclosure Schedule lists each material fringe benefit, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare or other incentive plan or agreement or employment agreement maintained by an Acquired Company for the benefit of its employees that is not terminable on thirty (30) days or less written notice, and any other material employee benefit plan, agreement, arrangement or commitment not previously listed in Part 4.12 of the Sellers Disclosure Schedule that is maintained by any Acquired Company or to which each

    Acquired Company contributes or is required to contribute for the benefit of its employees.

               (g) Continuation Coverage Requirements for Health Plans. To the Knowledge of the Company or FMS, all Welfare Benefit Plans of each Acquired Company (including any group health plans maintained for the benefit of employees of affiliates of each Acquired Company that must be taken into account under IRC Section 4980B) have been operated in material compliance with the group health plan continuation coverage requirements of Section 4980B of the IRC and Title I, Part 6 of ERISA.

               (h) Valid Obligations. To the Knowledge of the Company or FMS, all Welfare Benefit Plans, Pension Benefit Plans, related trust agreements, annuity contracts or other funding instruments, and all plans, agreements, arrangements and commitments referred to in clause (f) of this Section are legal, valid and binding and in full force and effect, and to the Knowledge of the Company or FMS, there are no Defaults thereunder that could reasonably be expected to result in a liability to any Acquired Company.

               (i) Severance; Non-Deductible Payments. Except as set forth in
    Part 4.12 of the Sellers Disclosure Schedule, the consummation of the Contemplated Transactions will not (A) entitle any current or former employee of any Acquired Company to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement and (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee.

               (j) Compliance with Certain Laws. To the Knowledge of the Company or FMS, the Acquired Companies are in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours including, without limitation, the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, ERISA, the Equal Employment Opportunities Act, as amended by the Civil Rights Act of 1991, the Occupational Safety and Health Act, the Immigration Reform and Control Act of 1986, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Older Workers Benefit Protection Act, and all other applicable Laws, each as amended to date.

        4.13.  GOVERNMENTAL AUTHORIZATIONS; COMPLIANCE WITH LEGAL REQUIREMENTS

               (a) Each of the Acquired Companies holds all Governmental Authorizations that are necessary for the lawful ownership, operation and use of its properties and assets and the conduct of its businesses under and pursuant to all applicable Laws relating to the Acquired Companies or any of their respective assets, properties or operations (the "REQUIRED GOVERNMENTAL AUTHORIZATIONS"). The Governmental Authorizations that are material to the business or operations of the Acquired Companies are listed on Part 4.13 of the Sellers Disclosure Schedule. Each Required Governmental Authorization is valid and in full force and effect.

               (b) (i) Each Acquired Company is, and at all times since December 31, 1997, has been, in full compliance with all of the terms and requirements of each Required Governmental Authorization;

                   (ii) No event has occurred or circumstance exists that is reasonably likely to (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Required Governmental Authorization, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Required Governmental Authorization;

                   (iii) No Acquired Company has received, at any time since December 31, 1997, any written notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Required Governmental Authorization, or
    (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or materially adverse modification to any Governmental Authorization; and

                   (iv) All applications required to have been filed for the renewal of the Required Governmental Authorizations have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Required Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

               (c) In particular, but without limiting the generality of the foregoing: each Acquired Company has filed all material reports, registrations, notifications and statements, together with any amendments required to be made with respect thereto (collectively, the "REGISTRATIONS"), that any Acquired Company was required to file with (i) the SEC, (ii) any applicable domestic or foreign industry self-regulating organization ("SRO"), (iii) the NASD, (iv) the NYSE and (v) any other federal, state or foreign exchange, quotation system or governmental or regulatory agency or authority (together with the SEC, the SROs, the NASD and the NYSE are collectively referred to as the "REGULATORY AGENCIES") since January 1, 1996. All Registrations filed by each Acquired Company with the Regulatory Agencies are currently in full force and effect (if required to be) and no Acquired Company has received any written notice from any Regulatory Agency to the contrary. Each Broker-Dealer Subsidiary is, and on the Closing Date will be, duly registered under the Exchange Act as a broker-dealer with the SEC, and is, and on the Closing Date will be, in compliance in all material respects with the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder, including, but not limited to the net capital requirements thereof. Each Broker-Dealer Subsidiary is, and on the Closing Date will be, a member in good standing with all required SROs and in compliance in all material respects with all applicable rules and regulations of the SROs. Each Broker-Dealer Subsidiary is, and on the Closing Date will be, duly registered as a broker-dealer under, and in compliance in all material respects with, the applicable laws, rules and regulations of all 50 states and all other jurisdictions in which it is required to be so registered. Each Acquired Company is in compliance in all material respects with all applicable laws relating in any way to (i) the conduct of its business, including, but not limited to, the Investment Advisers Act of 1940, as amended (the "ADVISERS ACT"), the 1940 Act, the Exchange Act and all Laws promulgated thereunder and all other applicable Laws promulgated by the SEC or the NASD, and (ii) anti-competitive practices, price fixing, health and safety, environmental, employment and discrimination matters.

               (d) The Company and FMS have provided or specifically identified and made available to Buyer true and complete copies of (1) all written policies and procedures adopted by each Acquired Company pursuant to Section 204A of the Advisers Act and the Insider Trading and Securities Fraud Enforcement Act of 1988, as amended, and any written Chinese Wall policies and procedures, (2) any Code of Ethics or policies governing the personal securities transactions of any of the Acquired Companies' employees, (3) a list of all of each Acquired Company's employees reporting personal securities transactions to such Acquired Company pursuant to Rule 204-2(a)(12) under the Advisers Act, (4) each Acquired Company's proxy voting policies and procedures and (5) all audit reports issued by the SEC or the NASD.

               (e) The Company and FMS have delivered or specifically identified and made available to Buyer true, correct and complete copies of each Broker-Dealer Subsidiary's Uniform Application for Broker-Dealer Registration on Form BD (the "FORM BD"), reflecting all amendments thereto filed with the SEC to the date hereof. The Forms BD of the Broker-Dealer Subsidiaries are in compliance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each director, officer, agent and employee of each Broker-Dealer Subsidiary who is required to be registered as a representative, principal or agent with the securities commission of any state or with any SRO is duly registered as such and such registration is in full force and effect. Each registered representative and principal of each Broker-Dealer Subsidiary has at least the minimum series license for the activities which such registered representative or principal performs for such Broker-Dealer Subsidiary.

               (f) The net capital, as such term is defined in Rule 15c3-1 under the Exchange Act, of each Broker-Dealer Subsidiary satisfies, and since their inception has satisfied, the minimum net capital requirements of the Exchange Act and of the Laws of any jurisdiction in which the Broker-Dealer Subsidiary conducts business, and has been sufficient to permit each Broker-Dealer Subsidiary to operate without restriction on its ability to expand its business under NASD Conduct Rule 3130 or NYSE Rule 326.

               (g) None of the Broker-Dealer Subsidiaries nor any "associated person" thereof is subject to a "statutory disqualification" as such term is defined in Section 3(39) of the Exchange Act or is ineligible to serve as a broker-dealer or as an associated person to a registered broker-dealer or otherwise subject to censure or other remedies pursuant to Section 15(b) of the Exchange Act. None of the Acquired Companies or any of their officers or directors is subject to any order, proceeding, judgment or decree which would result in the applicability of Rule 262(b) or (c) under the Securities Act. No officer or director of any Acquired Company has been subject to any order, Proceeding, judgment or decree which would be required to be disclosed pursuant to Item 401(f) of Regulation S-K of the SEC.

         4.14. LEGAL PROCEEDINGS; ORDERS

               (a) There is no pending Proceeding:

                   (i) that has been commenced by or against any Acquired Company or otherwise relates to any Acquired Company; or

                   (ii) against any Acquired Company that challenges, or that is reasonably likely to have the effect of preventing, materially delaying, making illegal or otherwise materially interfering with, any of the Contemplated Transactions.

         To the Knowledge of the Company or FMS, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. The Proceedings listed in Part 4.14 of the Sellers Disclosure Schedule are not reasonably expected to have a material adverse effect on the business, operations, assets or financial condition of the Acquired Companies, taken as a whole.

               (b) (i) There is no Order to which any of the Acquired Companies, or any of the material assets owned or used by any Acquired Company, is subject;

                   (ii) No Seller is subject to any Order that relates to the business of, or any of the material assets owned or used by, any Acquired Company; and

                   (iii) No officer, director or Significant Employee of any Acquired Company is subject to any Order that prohibits such officer or director from engaging in or continuing any conduct, activity or practice relating to the business of any Acquired Company.

               (c) (i) Each Acquired Company is, and at all times since December 31, 1997, has been, in compliance in all material respects with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                   (ii) No event has occurred or circumstance exists that is reasonably likely to constitute or result in (with or without notice or lapse of time) a material violation of or material failure to comply with any material term or requirement of any Order to which any Acquired Company, or any of the material assets owned or used by any Acquired Company, is subject; and

                   (iii) No Acquired Company has received, at any time since December 31, 1997, any written notice from any Governmental Body or any other Person regarding any actual or alleged violation of, or failure to comply with, any term or requirement of any Order to which any Acquired Company, or any of the material assets owned or used by any Acquired Company, is or has been subject.

         4.15. ABSENCE OF CERTAIN CHANGES AND EVENTS

         Since the date of the Balance Sheet, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

               (a) change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security of any Acquired Company convertible into such capital stock; grant of any registration rights with respect to any security of any Acquired Company; purchase, redemption, retirement or other acquisition by any Acquired Company of any shares of capital stock of any Acquired Company; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock of any Acquired Company that would reduce the Aggregate Consolidated Net Tangible Book Value to an amount less than $340,000,000;

               (b) amendment to the Organizational Documents of any Acquired Company;

               (c) payment or increase by any Acquired Company of any bonuses (not referred to in Section 8.3 [Payment of Bonuses]), salaries or other compensation (except in the Ordinary Course of Business) to any shareholder, director, officer or employee, or entry into any employment, severance or similar Contract with any director, officer or employee that obligates an Acquired Company to pay annual salary in excess of $400,000;

               (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees of any Acquired Company, except for annual increases in the Ordinary Course of Business;

               (e) damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, operations or financial condition of the Acquired Companies, taken as a whole;

               (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit or similar agreement (other than in the Ordinary Course of Business), or (ii) any Contract or transaction involving a total remaining commitment by or to any Acquired Company of at least $500,000 (other than Contracts in the Ordinary Course of Business);

               (g) sale, lease or other disposition of any material asset or property of any Acquired Company or mortgage, pledge or imposition of any material lien or other material encumbrance on any material asset or property of any Acquired Company (other than in the Ordinary Course of Business);

               (h) cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $500,000;

               (i) material change in the accounting methods used by any Acquired Company (except as required by GAAP or any applicable Law); or

               (j) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

         4.16. CONTRACTS; NO DEFAULTS

               (a) Part 4.16(a) of the Sellers Disclosure Schedule contains a complete and accurate list as of the date hereof, and the Company has delivered or specifically identified and made available to Buyer true and complete copies, of the following Contracts (other than those that were entered into in the Ordinary Course of Business consistent with past practice or that will terminate by their terms within sixty (60) days of the date hereof or that are terminable upon no more than sixty (60) days' notice without any material termination or similar fee coming due from the applicable Acquired Company) (the "MATERIAL CONTRACTS"):

                   (i) each Applicable Contract that involves performance of services or delivery of goods or materials by one or more Acquired Companies of an amount or value in excess of $250,000;

                   (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to one or more Acquired Companies of an amount or value in excess of $250,000;

                   (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of one or more Acquired Companies in excess of $250,000;

                   (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $250,000 and with terms of less than one year);

                   (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                   (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

                   (vii) each joint venture, partnership and other Applicable Contract (however named) involving a sharing of profits, losses, costs or liabilities by any Acquired Company with any other Person;

                   (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of any Acquired Company or any affiliate of an Acquired Company or limit the freedom of any Acquired Company or any affiliate of an Acquired Company to engage in any line of business or to compete with any Person;

                   (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

                   (x) each power of attorney that is currently effective and outstanding;

                   (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by any Acquired Company to be responsible for consequential damages;

                   (xii) each Applicable Contract for capital expenditures in excess of $500,000;

                   (xiii) each written warranty, guaranty and or other similar undertaking with respect to contractual performance extended by any Acquired Company other than in the Ordinary Course of Business;

                   (xiv) each Applicable Contract granting the right to acquire assets, equity securities or other securities of or other direct or indirect ownership interest in any Person (other than Acquired Companies) of a value in excess of $250,000; and

                   (xv) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

                   (b) (i) No Seller (and no Related Person) has or may acquire any rights under, and no Seller has or may become subject to any obligation or liability under, any Material Contract; and

                       (ii) No officer, director or Significant Employee of any Acquired Company is bound by any Contract that purports to limit the ability of such officer or director to (A) engage in or continue any conduct, activity or practice relating to the business of any Acquired Company, or (B) assign to any Acquired Company or to any other Person any rights to any invention, improvement or discovery.

                   (c) Each Material Contract is in full force and effect and is valid and enforceable in accordance with its terms, except to the extent that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditor's rights generally, (ii) the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any Proceeding may be brought, and (iii) restrictions of public policy apply.

                   (d) (i) Each Acquired Company has performed all material obligations required to be performed by it to date under the Material Contracts;

                       (ii) Each other Person that has or had any obligation or liability under any Material Contract under which an Acquired Company has or had any rights, to the Knowledge of the Company or FMS, has performed all material obligations required to be performed by it to date under the Material Contracts;

                       (iii) No event has occurred or circumstance exists that (with or without notice or lapse of time) is reasonably likely to result in a violation or breach of, or give any third party the right to declare a Default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Material Contract; and

                       (iv) No Acquired Company has given to or received from any other Person, at any time since December 31, 1998, any written notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or Default under, any Material Contract.

               (e) The Material Contracts relating to the sale or provision of products or services by the Acquired Companies have been entered into without the commission of any act, alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

         4.17. INSURANCE

               (a) The Company and FMS have delivered or specifically identified and made available to Buyer:

                   (i) true and complete copies of all policies of insurance to which any Acquired Company is a party or under which any Acquired Company, or any director of any Acquired Company, is covered at the date of this Agreement;

                   (ii) true and complete copies of all pending applications for policies of insurance;

                   (iii) any statement by the auditor of any Acquired Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims;

                   (iv) true and complete copies of any self-insurance arrangement by or affecting any Acquired Company, including any reserves established thereunder;

                   (v) true and complete copies of any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by any Acquired Company; and

                   (vi) true and complete copies of all obligations of the Acquired Companies to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

               (b) Part 4.17(b) of the Sellers Disclosure Schedule sets forth, by year, for the current policy year and each of the two (2) preceding policy years:

                   (i)  a summary of the loss experience under each policy;

                   (ii) a statement describing each claim under an insurance policy for an amount in excess of $100,000, which sets forth:

                        (1)  the name of the claimant;

                        (2) a description of the policy by insurer, type of insurance and period of coverage; and

                        (3)  the amount and a brief description of the claim;
               and

                   (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

               (c) (i) All policies to which any Acquired Company is a party or that provide coverage to any Acquired Company or any director or officer of an Acquired Company:

                        (1) are valid, outstanding and enforceable;

                        (2) are issued by an insurer that is reasonably believed
              to be financially sound and reputable;

                        (3) taken together, provide reasonable insurance
              coverage for the risks customarily insured against by companies engaged in the industries in which the Acquired Companies are engaged and comparable in size and operations to the Acquired Companies;

                        (4) are sufficient for compliance with all Legal
              Requirements and Contracts to which any Acquired Company is a party or by which any of them is bound;

                        (5) will continue in full force and effect following the
              consummation of the Contemplated Transactions; and

                        (6) do not provide for any adverse retrospective premium
              adjustment or other experienced-based liability on the part of any Acquired Company.

                   (ii) No Acquired Company has received within the twelve (12) months prior to the date hereof (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or
         (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                   (iii) The Acquired Companies have paid all premiums due and have otherwise performed all of their respective material obligations under each policy to which any Acquired Company is a party or that provides coverage to any Acquired Company or director thereof.

                   (iv) The Acquired Companies have given notice to the insurer of all claims that may be insured thereby.

         4.18. ENVIRONMENTAL MATTERS

               (a) Each Acquired Company is, and at all times has been, in compliance in all material respects with, and has not been and is not in violation of or liable in any material respect under, any Environmental Law. No Acquired Company has any reasonable basis to expect, nor has any of them or to their Knowledge, any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened Order, notice or other similar communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal or mixed) in which any Acquired Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by any Acquired Company or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

               (b) There are no pending or, to the Knowledge of the Company or FMS, Threatened claims, Encumbrances or other restrictions of any nature, resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal or mixed) in which any Acquired Company has or had an interest.

               (c) No Acquired Company has any reasonable basis to expect, nor has any of them or to their Knowledge, any other Person for whose conduct they are or may be held responsible received, any citation, directive, inquiry, notice, Order, summons, warning or other communication that relates to Hazardous Activity, Hazardous Materials or any alleged, actual or potential violation or failure to comply with any Environmental Law, or of any alleged, actual or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal or mixed) in which any Acquired Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by any Acquired Company or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

               (d) No Acquired Company, nor to their Knowledge, any other Person for whose conduct they are or may be held responsible, has any material Environmental, Health and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal or mixed) in which any Acquired Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

               (e) There are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. None of the Acquired Companies or any other Person for whose conduct they are or may be held responsible, nor any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other
                                       39
properties or assets (whether real, personal or mixed) in which any Acquired Company has or had an interest.

               (f) There has been no Release or Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal or mixed) in which any Acquired Company has or had an interest, or any geologically or hydrologically adjoining property, whether by any Acquired Company or any other Person.

               (g) The Company and FMS have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by any Seller or Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on or under the Facilities, or concerning compliance by any Acquired Company or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

         4.19. EMPLOYEES

               (a) Part 4.19 of the Sellers Disclosure Schedule contains a complete and accurate list of the following information for each officer, director or Significant Employee of the Acquired Companies (including each employee on leave of absence or layoff status) who received aggregate compensation in excess of $250,000 in the most recent fiscal year: employer; name; job title; current compensation paid or payable and any change in compensation since June 25, 1999; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, vacation plan, other Pension Benefit Plan or Welfare Benefit Plan, or any other employee benefit plan or any director plan.

               (b) To the Knowledge of the Company or FMS, no officer, director or Significant Employee of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition or proprietary rights agreement, between such officer, director or Significant Employee and any other Person ("PROPRIETARY RIGHTS AGREEMENT") that in any way could reasonably be expected to affect adversely (i) the performance of his or her duties as an officer, director or Significant Employee of the Acquired Companies, or (ii) the ability of any Acquired Company to conduct its business as currently conducted, including any Proprietary Rights Agreement with the Acquired Companies by any such officer, director or Significant Employee. To the Knowledge of the Company or FMS, as of the date hereof, no director, officer or Significant Employee of any Acquired Company intends to terminate his employment with such Acquired Company.

               (c) Part 4.19 of the Sellers Disclosure Schedule also contains a complete and accurate list of the following information for each retired officer, Significant Employee or director of the Acquired Companies or their dependents receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage and any other benefits.

         4.20. LABOR RELATIONS; COMPLIANCE

         Since December 31, 1996, no Acquired Company has been or is a party to any collective bargaining or other labor Contract. Since December 31, 1998, there has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage or employee grievance process, (b) any Proceeding against or affecting any Acquired Company relating to the alleged violation of any Legal Requirement by any Acquired Company pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Governmental Body, organizational activity or other labor or employment dispute against or affecting any of the Acquired Companies or their premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that is reasonably likely to provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company.

         4.21. INTELLECTUAL PROPERTY

               (a) Intellectual Property Assets of the Acquired Companies - The term "INTELLECTUAL PROPERTY ASSETS" includes:

                   (i) the names OLDE FINANCIAL CORPORATION, OLDE DISCOUNT CORPORATION, OLDE & CO., INCORPORATED, and all other trade names (including all fictitious business names), registered and unregistered trademarks and service marks, and all trademark, service mark, and trade name applications (collectively, "MARKS");

                   (ii) all patents, patent applications, and patentable inventions and discoveries (collectively, "PATENTS");

                   (iii) all copyrights in both published works and unpublished works, all copyright registrations and registration applications, and all underlying works of authorship (collectively, "COPYRIGHTS"); and

                   (iv) all trade secrets, know-how, show-how and confidential information, including customer lists, software, plans, business and financial methods, drawings, and unpatentable inventions and discoveries (collectively, "TRADE SECRETS").

               (b) Agreements - Part 4.21(b) of the Sellers Disclosure Schedule contains a complete and accurate list and summary description, including any royalties paid or received by the Acquired Companies, of (i) all Contracts relating to the Intellectual Property Assets to which any Acquired Company is a party or by which any Acquired Company is bound and (ii) all Contracts relating to any other intellectual property to which any Acquired Company is a party or by which any Acquired Company is a party or by which any Acquired Company is bound (including software licenses), except for (x) any "licenses out" implied by the sale of products or the rendering of services by an Acquired Company and (y) perpetual, fully paid-up "licenses in" for commonly available software programs with a value of less than $1,000 under which an Acquired Company is the licensee. There are no outstanding and, to the Knowledge of the Company or FMS, no Threatened disputes or disagreements with respect to any such Contract, license or other agreement.

               (c) Intellectual Property Necessary for the Business

                   (i) The Intellectual Property Assets constitute all the intellectual property necessary for the operation of the Acquired Companies' businesses as they are currently conducted. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all Liens, security interests, charges, Encumbrances, equities, and other adverse claims, and each of the Acquired Companies has the right to use each of the Intellectual Property Assets without payment to a third party.

                   (ii) Except as set forth in Part 4.21(c) of the Sellers Disclosure Schedule, all former and current employees of each Acquired Company have executed written Contracts with one or more of the Acquired Companies that assign to one or more of the Acquired Companies all right, title and interest in and to any inventions, improvements, discoveries, works of authorship, or other information relating to the business of any Acquired Company, including trade secrets, know-how, show-how, and confidential information. All such Contracts are valid, binding and enforceable. No employee of any Acquired Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged by or for the Acquired Company or that or requires the employee to disclose or assign or otherwise transfer any information of any nature concerning his or her work or the business of the Acquired Companies to anyone other than one or more of the Acquired Companies.

              (d)  Patents

                   (i) Part 4.21(d) of the Sellers Disclosure Schedule contains a complete and accurate list and summary description of all Patents. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Patents, free and clear of all Liens, security interests, charges, Encumbrances, equities, and other adverse claims.

                   (ii) All of the issued Patents are currently in compliance with all formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date.

                   (iii) No Patent has been or is now involved in any interference, reissue, reexamination, revocation, cancellation, or opposition proceeding and to the Knowledge of the Company or FMS, no such action is Threatened with respect to any of the Patents. To the Knowledge of the Company or FMS, there is no potentially or actually interfering patent or patent application of any third party.

                   (iv) No Patent is infringed or, to the Knowledge of the Company or FMS, has been challenged or Threatened in any way. None of the products manufactured, sold, offered for sale, imported, or used, none of the services rendered, and none of the methods, processes, works of authorship, trade secrets, know-how, show-how, or confidential information used, by any Acquired Company infringes or is or has been alleged to infringe any patent or other proprietary right of any third party.

                   (v) All products and services marketed under the Patents have been marked with the proper patent notice.

              (e)  Trademarks

                   (i) Part 4.21(e) of the Sellers Disclosure Schedule contains a complete and accurate list and summary description of all Marks. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, Encumbrances, equities, and other adverse claims.

                   (ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date.

                   (iii) No Mark has been or is now involved in any opposition, invalidation, revocation or cancellation and, to the Knowledge of the Company or FMS, no such action is Threatened with the respect to any of the Marks.

                   (iv) To the Knowledge of the Company or FMS, there is no potentially or actually interfering trademark or trademark application of any third party.

                   (v) No Mark is infringed or, to the Knowledge of the Company or FMS, has been challenged or Threatened in any way. None of the Marks used by any Acquired Company infringes or is or has been alleged to infringe any trade name, trademark, service mark, or other proprietary right of any third party.

                   (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

              (f)  Copyrights

                   (i) Part 4.21(f) of the Sellers Disclosure Schedule contains a complete and accurate list and summary description of all Copyrights and an indication of whether it is registered. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all Liens, security interests, charges, Encumbrances, equities, and other adverse claims.

                   (ii) All of the Copyrights that have been registered are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the date of Closing.

                   (iii) No Copyright is infringed or, to the Knowledge of the Company or FMS, has been challenged or Threatened in any way. None of the subject matter of any of the Copyrights and no work of authorship used or distributed by the Acquired Companies infringes or is or has been alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                   (iv) All copies of works of authorship covered by the registered Copyrights have been marked with the proper copyright notice.

              (g)  Trade Secrets

                   (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                   (ii) The Acquired Companies have taken all reasonable precautions to protect the secrecy, confidentiality and value of their Trade Secrets.

                   (iii) One or more of the Acquired Companies has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature and, to the Knowledge of the Company or FMS, have not been used, divulged or appropriated either for the benefit of any Person (other than one or more of the Acquired

         Companies) or to the detriment of the Acquired Companies. No Trade Secret is subject to any adverse claim or has been challenged or Threatened in any way.

         4.22. CERTAIN PAYMENTS

         To the Knowledge of the Company or FMS, since December 31, 1997, no Acquired Company or director, officer, agent or employee of any Acquired Company, or any other Person associated with or acting for or on behalf of any Acquired Company, has directly or indirectly (a) made any improper contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained for or in respect of any Acquired Company or any affiliate of an Acquired Company, or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies.

         4.23. RELATIONSHIPS WITH RELATED PERSONS

         No Related Person of any Acquired Company has, or since December 31, 1996, has had, any material interest in any property (whether real, personal or mixed and whether tangible or intangible), used in the Acquired Companies' businesses. No Related Person of any Acquired Company is, or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with any Acquired Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Acquired Companies at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with any Acquired Company with respect to any line of the products or services of such Acquired Company (a "COMPETING BUSINESS") in any market presently served by such Acquired Company, except for less than one percent (1%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in
Part 4.23 of the Sellers Disclosure Schedule, no Related Person of any Acquired Company is a party to any Contract with, or has any claim or right against, any Acquired Company.

         4.24. BROKERS OR FINDERS

         No Acquired Company has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement except for fees payable to Goldman, Sachs & Co.

         4.25. CUSTOMER CONTRACTS

         The Company and FMS have specifically identified and made available true and correct copies of each form of written contract presently in force with any customer of the Business. Each written agreement by which each Acquired Company provides service to a customer of the Business was entered into in the ordinary course of business. To the Knowledge of the Company or FMS, neither any Acquired Company nor any other party to any such agreement is in Breach thereunder with respect to obligations in excess of $50,000. No Acquired Company has given or received any written notice of any claimed Default thereunder. No Acquired Company is aware of any material customer of the Business that intends to terminate its contract or service with such Acquired Company.

         4.26. CUSTOMERS

         Since December 31, 1998, no customer or client of any Acquired Company that is a party to any investment advisory contract with such Acquired Company has (a) ceased or informed any Acquired Company that it will cease doing business with such Acquired Company or (b) informed any Acquired Company that it will not consent to or approve the transfer or assignment of such investment management contract or investment advisory contract from such Acquired Company in connection with the Contemplated Transactions. Each Investment Company Advisory Agreement subject to Section 15 of the 1940 Act to which any Acquired Company is a party has been duly approved and continued and has been at all times in compliance in all material respects with the 1940 Act. Each such Investment Company Advisory Agreement has been performed by the Acquired Company in accordance with its terms and with the 1940 Act and all other applicable laws in all material respects.

         4.27. YEAR 2000

         To the Knowledge of the Company or FMS, all computer systems and computer software used by each Acquired Company (i) recognize or are being adapted so that, on or prior to December 31, 1999, they shall recognize the advent of the year A.D. 2000 without any adverse change in operation associated with such recognition, (ii) can correctly recognize and manipulate date information relating to dates before, on or after January 1, 2000, including accepting date input, performing calculations on dates or portion of dates and providing date output, and the operation and functionality of such computer systems and such computer software will not be adversely affected by the advent of the year A.D. 2000 or any manipulation of data featuring information relating to dates before, on or after January 1, 2000, and (iii) can suitably interact or are being adapted so that they can, on or prior to December 31, 1999, suitably interact with other computer systems and computer software in a way that does not compromise (x) its ability to correctly recognize the advent of the year A.D. 2000 or (y) its ability to correctly recognize and manipulate the date information relating to dates before, on or after January 1, 2000.

         4.28.  DISCLOSURE

                (a) No representation or warranty of the Company in this Agreement and no statement in the Sellers Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                (b) No notice given pursuant to Section 6.5 [Notification] will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

         4.29. TRUE AND COMPLETE COPIES

         Copies of all agreements, Contracts and documents delivered and to be delivered hereunder by Sellers or received by Buyer as part of the Buyer's due diligence are and will be true and complete copies of such agreements, Contracts and documents.

         4.30. ACQUIRED INVESTMENT COMPANIES

         Olde Custodian Fund is a registered investment company under the 1940 Act (the "ACQUIRED INVESTMENT COMPANIES").

                                ARTICLE 5

                REPRESENTATIONS AND WARRANTIES OF BUYER AND BLOCK

         Buyer and Block represent and warrant, with respect to Buyer and/or Block, as set forth herein, and except as set forth in the Buyer Disclosure Schedule (it being agreed that the mere inclusion of an item in the Buyer Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception of fact, event or circumstance, or that such item is reasonably likely to result in a material adverse effect on Buyer; it being also agreed that items disclosed in a particular section of the Buyer Disclosure Schedule shall be deemed disclosed only with respect to the corresponding section(s) of this Agreement to which it expressly refers) to Sellers as follows:

         5.1. ORGANIZATION AND GOOD STANDING

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Block is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri.

         5.2. AUTHORITY; NO CONFLICT

              (a) Assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of Buyer and Block, respectively, enforceable against Buyer and Block, respectively, in accordance with its terms, except to the extent that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditor's rights generally, (ii) the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any such Proceeding may be brought and
    (iii) restrictions of public policy apply. Upon the execution and delivery by Buyer and the other parties thereto of the Escrow Agreements, the Non-Competition Agreement and the Tax Procedures Agreement (collectively, the "BUYER'S CLOSING DOCUMENTS"), such Buyer's Closing Documents will constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms except to the extent that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditor's rights generally, (ii) the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any such Proceeding may be brought and (iii) restrictions of public policy apply. Buyer and Block each have the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform their respective obligations under this Agreement. Buyer has the absolute and unrestricted right, power and authority to execute and deliver the Buyer's Closing Documents and to perform its obligations under the Buyer's Closing Documents.

              (b) Neither the execution and delivery of this Agreement by Buyer or Block nor the consummation or performance of any of the Contemplated Transactions by Buyer or Block will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to:

                   (i) any provision of Buyer's or Block's Organizational Documents;

                   (ii) any resolution adopted by the board of directors or the stockholders of Buyer or Block;

                   (iii) any Legal Requirement or Order to which Buyer or Block may be subject; or

                   (iv) any Contract to which Buyer or Block is a party or by which Buyer or Block may be bound.

         Except for (x) Consents, approvals and notices as are set forth in Part
4.2 of the Seller's Disclosure Schedule and (y) the applicable filings and expiration or termination of the waiting period under the HSR Act, neither Buyer nor Block is or will be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         5.3. INVESTMENT INTENT

         Buyer is acquiring the Shares and FMS Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

         5.4. CERTAIN PROCEEDINGS

         There is no pending Proceeding that has been commenced against Block, Buyer or a Subsidiary of Buyer and that challenges, or is reasonably likely to have the effect of preventing, materially delaying, making illegal or otherwise materially interfering with, any of the Contemplated Transactions. To the Knowledge of Buyer and Block, no such Proceeding has been Threatened and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

         5.5.  BROKERS OR FINDERS

         Neither Block, Buyer nor their respective Subsidiaries and their respective officers and agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement. Block and Buyer will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer or Block as a result of the action of Buyer or Block or their respective officers or agents.

         5.6. SECTION 15 OF THE 1940 ACT

         Neither Buyer nor any of its affiliates has any express or implied understanding or arrangement which would reasonably be expected to impose an unfair burden on any of the Acquired Investment Companies for purposes of
Section 15(f) of the 1940 Act as a result of the Contemplated Transactions.

         5.7. INELIGIBLE PERSONS

         At Closing:

              a) neither Buyer nor any "affiliated person" (as defined in the 1940 Act) of any Acquired Investment Company (excluding any "affiliated persons" thereof as of the date hereof), as applicable, is ineligible pursuant to Section 9(a) or 9(b) of the 1940 Act to serve as an investment adviser (or in any other capacity contemplated by the 1940 Act) to a registered investment company;

              b) neither Buyer nor any "associated person" (as defined in the Advisers Act) of any of the Acquired Companies that currently serve as an investment adviser (excluding any "associated persons" thereof as of the date hereof), as applicable, is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser; and

              c) neither Buyer nor any "associated person" (as defined in the Exchange Act) of any of the Acquired Companies that currently serve as a broker dealer (excluding any "associated persons" thereof as of the date hereof), as applicable, is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

         5.8. SEC REPORTS

         Block has filed all forms, reports and documents required to be filed by it with the SEC since the filing of its annual report on Form 10-K for the fiscal year ended April 30, 1999 ("1999 FORM 10-K"). Buyer or Block has delivered or made available to Sellers' Representative copies in the form filed with the SEC (and as amended, if applicable) of Block's:

              (i) 1999 Form 10-K;

              (ii) current reports on Form 8-K filed since April 30, 1999;

              (iii) proxy statement for the 1999 annual meeting of shareholders and special meeting of shareholders, if any, held since such meeting; and

              (iv) other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to Sellers' Representative and materials for which confidential treatment has been granted) filed by Block with the SEC since April 30, 1999 (the forms, reports, registration statements and other documents referred to herein in clauses (i), (ii), (iii) and (iv) above are, collectively, the "BLOCK SEC REPORTS").

         The Block SEC Reports conform in all material respects to the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder.

         5.9. FINANCING

    At or prior to the Closing Date, Buyer (whether directly or through Block or a subsidiary of Block) will have the financing required to pay the Purchase Price under this Agreement and pay all fees and expenses borne by it or Block relating to the consummation of the Contemplated Transactions.

                                ARTICLE 6

                   COVENANTS OF SELLERS PRIOR TO CLOSING DATE

         6.1. ACCESS AND INVESTIGATION

         Between the date of this Agreement and the Closing Date, Sellers will, and will use Best Efforts to cause each Acquired Company and its Representatives to, (a) afford Buyer and its Representatives (collectively, "BUYER'S ADVISORS") reasonable access to each Acquired Company's personnel, properties (including subsurface testing), Contracts, books and records, and other documents and data,
(b) furnish Buyer and Buyer's Advisors with copies of all such Contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating and other data and information as Buyer may reasonably request.

         6.2. OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANIES

         Between the date of this Agreement and the Closing Date except with the consent of Buyer (which consent shall not be unreasonably withheld) or as set forth on Part 6.2 of the

Sellers Disclosure Schedule, Sellers will, and will use Best Efforts to cause each Acquired Company to:

              (a) conduct the business of such Acquired Company only in the Ordinary Course of Business;

              (b) use their Best Efforts to preserve intact the current business organization of such Acquired Company (except as set forth in Section 6.10 [Merger of International Partners, Inc.] hereof), keep available the services of the current officers, employees and agents of such Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with such Acquired Company;

              (c) confer with Buyer concerning operational matters of a material nature;

              (d) keep in full force and effect insurance covering the Acquired Companies and their businesses not less in amount and coverage than that now maintained, but in no event less than prudent industry standards, and operate, maintain and repair all property in a careful, prudent and efficient manner;

              (e) maintain the books and financial records of the Acquired Companies in accordance with GAAP consistently applied, and on a basis consistent with past practices; and

              (f) otherwise report periodically to Buyer concerning the status of the business, operations and finances of such Acquired Company.

         6.3. NEGATIVE COVENANT

         Except (i) as otherwise expressly permitted by this Agreement, (ii) with the prior written consent of Buyer (such consent not to be unreasonably withheld), (iii) as set forth in Part 6.3 of the Sellers Disclosure Schedule,
(iv) as provided in Section 6.10 [Merger of International Partners, Inc.] or (v) with respect to obtaining director and officer indemnification insurance for departing officers or directors, between the date of this Agreement and the Closing Date, Sellers will not, and will use Best Efforts to cause each Acquired Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 4.15 [Absence of Certain Changes and Events] is likely to occur.

         6.4. REQUIRED APPROVALS

         As promptly as practicable after the date of this Agreement, Sellers will, and will cause each Acquired Company to, use Best Efforts to make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including cooperating in making all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Sellers will, and will use Best Efforts to cause each Acquired

Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all Consents identified in Part 4.2 of the Sellers' Disclosure Schedule (including taking all actions reasonably requested by Buyer to cause early termination of any applicable waiting period under the HSR Act).

         6.5. NOTIFICATION

         Between the date of this Agreement and the Closing Date, Sellers or the applicable Acquired Company will promptly notify Buyer in writing if any Seller or any Acquired Company, as the case may be, becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers', the Company's or FMS' representations and warranties as of the date of this Agreement, or if any Seller or any Acquired Company, as the case may be, becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Sellers Disclosure Schedule if the Sellers Disclosure Schedule were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Sellers Disclosure Schedule specifying such change. During the same period, Sellers will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Article 6 or Article 8, or of the occurrence of any event that may make the satisfaction of the conditions in Article 9 impossible or unlikely.

         6.6. PAYMENT OF INDEBTEDNESS BY RELATED PERSONS

         Except as expressly provided in this Agreement, Sellers will cause all indebtedness owed to an Acquired Company by any Seller or any Related Person of any Seller to be paid in full prior to Closing.

         6.7. NO NEGOTIATION

         Until such time, if any, as this Agreement is terminated pursuant to
Article 11, no Seller will, and will use Best Efforts to cause each Acquired Company and each of his or her Representatives not to, directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer or its affiliates) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of any Acquired Company, or any of the capital stock of any Acquired Company, or any merger, consolidation, business combination or similar transaction involving any Acquired Company.

         6.8. BEST EFFORTS

         Between the date of this Agreement and the Closing Date, Sellers will use their Best Efforts to cause the conditions in Articles 9 and 10 to be satisfied and to deliver to Buyer estoppel certificates executed on behalf of the lessor of each parcel of real property leased (as lessee) by each Acquired Company, dated as of a date not more than 60 days prior to the Closing Date, each substantially in the form of
Exhibit 6.8.

         6.9. TITLE INSURANCE

         Sellers will use Best Efforts to cause the Acquired Companies to obtain the following title insurance commitments, policies and riders in preparation for the Closing:

              (a) with respect to each parcel of real estate that any Acquired Company owns, an ALTA Owner's Policy of Title Insurance Form B-1992 (or equivalent policy reasonably acceptable to Buyer if the real property is located in a state in which an ALTA Owner's Policy of Title Insurance Form B-1992 is not available) issued by a title insurer reasonably satisfactory to Buyer (and, if requested by Buyer, reinsured in whole or in part by one or more insurance companies and pursuant to a direct access agreement reasonably acceptable to Buyer), in such amount as Buyer reasonably may determine to be the fair market value of such real property (including all improvements located thereon), insuring title to such real property to be in one of the Acquired Companies as of the Closing (subject only to the title exceptions described in Part 6.9 of the Sellers Disclosure Schedule) or to the extent that the Acquired Companies currently hold title insurance policies acceptable to Buyer, updates to such policies; and

              (b) Each title insurance policy delivered under clause (a) above shall (A) insure title to the real property and all recorded easements benefiting such real property, (B) contain an "extended coverage endorsement" insuring over the general exceptions contained customarily in such policies, (C) contain an ALTA Zoning Endorsement 3.1 (or equivalent),
    (D) contain an endorsement insuring that the real property described in the title insurance policy is the same real estate as shown on the survey delivered with respect to such property, (E) contain an endorsement insuring that each street adjacent to the real property is a public street and that there is direct and unencumbered pedestrian and vehicular access to such street from the real property, (F) contain an inflation endorsement providing for annual adjustments in the amount of coverage corresponding to the annual percentage increase, if any, in the United States Department of Commerce Composite Construction Cost Index (Base year = 1995), (G) if the real property consists of more than one record parcel, contain a "contiguity" endorsement insuring that all of the record parcels are contiguous to one another, and (H) contain a "non-imputation" endorsement to the effect that title defects known to the officers, directors and shareholders of the owner prior to the Closing shall not be deemed "facts known to the insured" for purposes of the policy.

         6.10. MERGER OF INTERNATIONAL PARTNERS, INC.

         The Acquired Companies shall use their Best Efforts to, and Ernest J. Olde shall, cause the outstanding capital stock of International Partners, Inc. to be contributed as a capital contribution to FMS, such contribution to be effective prior to the Closing Date and not involve payment of purchase price consideration except for necessary payments or allocations between


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


the Acquired Companies or Sellers (or such comparable arrangement as the parties may mutually agree in good faith).

                                ARTICLE 7

               COVENANTS OF BUYER AND BLOCK PRIOR TO CLOSING DATE

         7.1. APPROVALS OF GOVERNMENTAL BODIES

         No later than thirty (30) business days after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Buyer will, and will cause each of its Related Person to, (i) cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Sellers in obtaining all Consents identified in Part 4.2 of the Sellers Disclosure Schedule. Buyer will use its Best Efforts to obtain all necessary regulatory approvals and Consents and make all necessary filings to permit consummation of the Contemplated Transactions on or prior to December 15, 1999; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization which shall have or result in a material adverse effect on Buyer and its Related Persons taken as a whole.

         7.2. BEST EFFORTS

         Except as set forth in the proviso to Section 7.1 [Approvals of Government Bodies], between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts and will cause its Related Persons to use their Best Efforts to cause the conditions in Articles 9 [Conditions Precedent to Buyer's Obligations to Close] and 10 [Conditions Precedent to Seller's Obligations to Close] to be satisfied.

         7.3. NOTIFICATION

         Between the date of this Agreement and the Closing Date, Buyer will promptly notify Sellers in writing if Buyer becomes aware of any fact or condition that causes or constitutes a Breach of any of the Buyer's representations and warranties as of the date of this Agreement, or if Buyer becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Buyer Disclosure Schedule if the Buyer Disclosure Schedule were dated the date of the occurrence or discovery of any such fact or condition, Buyer will promptly deliver to Sellers' Representative a supplement to the Buyer Disclosure Schedule specifying such change. During the same period, Buyer will promptly notify Sellers' Representative of the occurrence of any Breach of any covenant of Buyer in this Article 7 or


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


Article 8, or of the occurrence of any event that may make the satisfaction of the conditions in Article 10 impossible or unlikely.

         7.4. SECTION 15 OF THE 1940 ACT

         Buyer agrees to use its Best Efforts to cause the following to be true following the Closing: (a) for a period of not less than three (3) years from and after the Closing Date, no more than 25% of the members of the board of directors of the Acquired Investment Companies shall be "interested persons" (as defined for purposes of Section 15(f)(1)(A) of the 1940 Act) of Buyer (or such other entity which acts as adviser or subadviser to the Acquired Investment Companies); and (b) neither Buyer nor any of its affiliates (or any entity which will act as adviser to the Acquired Investment Companies), for a period of not less than two (2) years after the Closing Date, shall have any express or implied understanding, arrangement or intention to impose an unfair burden on any of the Acquired Investment Companies as a result of the Contemplated Transactions.

         7.5. BOOK AND RECORDS

         From and after the Closing Date, Buyer and, if applicable, any affiliate of, or successor to, Buyer or, if applicable, any affiliate, shall permit the Sellers' Representative and the Sellers reasonable access to any Records in its possession reasonably necessary in connection with any claim, action, litigation or other Proceeding involving or otherwise relating to the party requesting access to such Records or in connection with any legal obligation owed by such party to any Governmental Body or any present or former client of the Company (at the expense of the requesting party). For a period of not less than six (6) years after the Closing Date, none of Buyer or any applicable affiliate or successor shall dispose of or destroy any Records, and thereafter, such Records shall not be disposed of or destroyed without giving advanced written notice to the Sellers' Representative, and the Sellers' Representative or any Seller may within thirty (30) days of such notice request such Records (at the expense of the requesting party).

         7.6. COVENANT OF BLOCK

         Block will cause Buyer to perform its covenants under this Article 7 and its other agreements and obligations under this Agreement.

                                ARTICLE 8

                             CERTAIN OTHER COVENANTS

         8.1. AGREEMENT TO DEFEND

         All parties agree to use their Best Efforts, and to otherwise cooperate, to defend any action, suit, Proceeding or investigation which is commenced, seeking to restrain, prevent, delay or change the Contemplated Transactions or questioning the validity or legality of any of such transactions or seeking damages in connection with any such transactions.

         8.2. BREACHES THAT BECOME KNOWN; SUPPLEMENTAL SCHEDULES

         Buyer, on one hand, and Sellers, on the other hand, each shall promptly notify the other party in writing if they become aware after the date hereof and before the Closing of any fact, information or condition that causes or constitutes a Breach of any representation or any warranty made by them in this Agreement, whether such fact, information or condition (i) existed (whether or not known by the representing/warranting party for representations or warranties not predicated on such party's Knowledge) before the date hereof (a "BREACH EVENT") or (ii) came into existence after the date hereof (a "SUBSEQUENT DEVELOPMENT"). Such fact, information or condition shall be set forth in a supplemental schedule specifying the applicable section of this Agreement to which such information relates (a "SUPPLEMENTAL SCHEDULE"). The Supplemental Schedule shall be delivered to the other party, and upon the other party's approval thereof, shall amend and, if applicable, replace the section of the original Sellers Disclosure Schedule or Buyer Disclosure Schedule to which it relates.

         8.3. PAYMENT OF BONUSES

         After the Closing, Buyer will cause the Company or FMS (or a subsidiary of either) to pay all bonuses to persons who were employees of the Company or FMS (or a subsidiary of either) immediately prior to the Closing, as and when directed by Sellers, that have been accrued for and reflected in the Closing Financial Statements and not previously paid by the Company, and the Company may pay bonuses to the members of its management committee at or prior to the Closing.

         8.4. DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE

              (a) Maintenance of Indemnity. For a period of six (6) years after the Closing Date, Block and Buyer shall cause the Acquired Companies (or their successors, as the case may be) to indemnify and hold harmless to the fullest extent permitted under applicable Law but solely in such capacities each present and former director, officer, employee, fiduciary, agent or control person of any of the Acquired Companies, determined as of the Closing Date (the "COVERED D&O INDEMNITEES"), against any costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages (including, but not limited to, punitive, aggravated or exemplary) or liabilities (collectively, "COVERED COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative ("COVERED CLAIMS"), arising out of or pertaining to matters existing or occurring prior to or at the Closing Date, whether asserted or claimed prior to, at or after the Closing Date, and Buyer shall, and shall cause its Related Parties to, advance expenses relating thereto as incurred to the fullest extent permitted by applicable Law; provided, however, that any amount owed by any Covered D&O Indemnitee to Block or Buyer pursuant to Article 12 hereof shall offset, dollar for dollar, any amounts Block or Buyer owes to any Covered D&O Indemnitee pursuant to this Section 8.4(a).


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


              (b) Insurance Coverage. For a period of six (6) years after the Closing Date, Buyer shall cause the Acquired Companies to (or in lieu thereof Buyer shall) maintain in effect policies of liability insurance with coverage in amount and scope at least as favorable as the Acquired Companies' respective existing liability insurance policies to the extent such policies cover Covered Costs incurred in connection with Covered Claims against Covered D&O Indemnitees arising from facts or events that occurred prior to the Closing Date. At the request of Sellers at or after Closing, Buyer shall purchase or cause the Acquired Companies to purchase such directors and officers liability insurance in such coverage and amounts as desired by Sellers so long as Sellers pay to Buyer the cost thereof prior to or at the time such insurance is obtained.

              (c) Control of Defense. Buyer (or at Buyer's election, the Acquired Company involved) shall be entitled to assume and control the defense of any Covered Claim with counsel reasonably acceptable to the Covered D&O Indemnitee; provided that the Sellers set forth on Part 8.4 of the Sellers Disclosure Schedule shall be entitled to control the defense of the matters (the "EXISTING CLAIMS") set forth thereon to the extent that liability of other defendants to such matters is not disproportionately compromised; and provided further that if (i) Buyer (or at Buyer's election, the Acquired Company involved) has not assumed the defense of a Covered Claim within thirty (30) days of notice thereof, (ii) Buyer, an Acquired Company or an affiliate of Buyer is also a party to the Covered Claim and the Covered D&O Indemnitee determines in good faith after consultation with independent legal counsel that joint representation would be inappropriate due to a conflict of interest, or (iii) the indemnifying party fails to provide reasonable assurance to the Covered D&O Indemnitee of its financial capacity to defend such Covered Claim and provide indemnification with respect to such Covered Claim in accordance with this Section 8.4, the Covered D&O Indemnitee may assume and control such Covered Claim. The Covered D&O Indemnitee involved in any such Covered Claim shall be permitted to retain and employ such separate legal counsel at its elects, provided that such Covered D&O Indemnitee shall bear the cost (subject to applicable advance or reimbursement as provided above) of such counsel with respect to Covered Claims the defense of which has been assumed by Buyer (or at Buyer's election, the Acquired Company involved); provided that if Buyer has not so elected to assume and control such defense, Buyer shall bear such cost; and provided further that the Sellers set forth on Part 8.4 of the Sellers Disclosure Schedule shall be entitled to employ the counsel set forth thereon with respect to the defense of the matters set forth thereon and separate counsel (but no more than one firm or counsel with respect to any single proceeding) in the event that the applicable Covered Claim seeks injunctive or similar equitable relief, or damages in excess of $50,000, and in each such case Buyer shall bear such cost. If Buyer has assumed the Covered Claim, the Covered D&O Indemnitee shall have the right to participate in defense of Covered Claims.

              (d) Certain Exclusions. Nothing in this Section 8.4 shall be construed to require or effect the indemnification of Covered D&O Indemnitees or any other persons from and against Covered Costs or other costs incurred in connection with claims, actions, suits, proceedings or investigations, whether civil, criminal, administrative or investigative, involving the gross negligence or intentional misconduct of a Covered D&O Indemnitee.


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


              (e) Benefit; Binding Effect. This Section 8.4 is intended to be for the benefit of, and shall be enforceable by, the Covered D&O Indemnitees, their heirs and personal representatives, and shall be binding on Buyer and its successors and assigns. If Buyer or any of the Acquired Companies (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets or outstanding voting securities to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of Buyer or the Acquired Company, as the case may be, shall assume all of the obligations set forth in this Section 8.4.

              (f) Release. Effective as of the Closing, Buyer and the Acquired Companies hereby release, remise and acquit each Covered D&O Indemnitee who is a control person, director, officer, or employee of the Acquired Companies but, solely in such capacity as control person, director, officer or employee, from any and all claims, known or unknown, that the Acquired Companies (or any successor thereto) have or may have against any such Person arising prior to or at the Closing and any and all liability which any of such parties may then have to any of the Acquired Companies (or any successor thereto), whether denominated claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, however denominated, including but not limited to all contractual claims and any claims under law, excluding any claim to the extent resulting from gross negligence or intentional misconduct by the Covered D&O Indemnitee damaging in a material manner to any of the Acquired Companies and any claim of Buyer or its Affiliates pursuant to a right granted pursuant to this Agreement, (including but not limited to under Article 12 hereof). This release is for any relief, no matter how denominated, including injunctive relief, compensatory damages or punitive damages.

              (g) Prompt Notification. Any Covered D&O Indemnitee wishing to claim indemnification under Section 8.4 (a) - (c) shall, upon learning of any such claim, action, suit, proceeding or investigation, promptly notify the Acquired Company involved or Buyer thereof, but the failure to so notify shall not relieve such Acquired Company or Buyer of any liability it may have to such Covered D&O Indemnitee except to the extent that such Acquired Company or Buyer demonstrates that it has been materially prejudiced by the Covered D&O Indemnitee's failure to give such notice.

         8.5. FURTHER ASSURANCES

         Each party to this Agreement shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby.

         8.6. TAX MATTERS

         Each of the Sellers shall pay all applicable sales, use or other similar transfer or income or gain taxes that are, or become, due or payable from or by it as a result of the



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

Contemplated Transaction. Each of the Sellers shall prepare and timely file any Tax Returns required to be filed by it in respect of such taxes.

         8.7. INDEMNITY INSURANCE

         In the event that Sellers desire to select and obtain, at or prior to Closing and at their sole expense, a policy of insurance benefitting and payable to Buyer and Block from an insurance company unaffiliated with Sellers to cover Sellers' real (if any) and potential indemnification obligations under this Agreement in an amount of up to $100 million through March 31, 2001 and on substantially the same payment terms as provided in the Escrow Agreements and consistent with Section 12.7 of this Agreement, Sellers shall so notify Buyer and Block at least thirty (30) days prior to Closing and provide a detailed description of such insurance policy and insurance company. Buyer and Block shall then be afforded the opportunity to discuss such policy and related insurance matters (including creditworthiness of the insurer and other due diligence matters) with the insurer and/or the Sellers, and, if such policy and insurer is satisfactory to Buyer and Block, at their good faith discretion, then Buyer and Block shall so notify Sellers' Representative at least ten (10) days prior to Closing. If the Sellers then obtain such insurance policy, as approved, to become effective at the Closing, then the parties shall work together in good faith to amend this Agreement (including elimination of the Escrow Agreements) accordingly at least three (3) days prior to Closing.

                                ARTICLE 9

               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

        Buyer's obligation to purchase the Shares and FMS Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

         9.1. ACCURACY OF REPRESENTATIONS

              (a) Each of Sellers' representations and warranties must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any Supplemental Schedule, except any Breach that is not material and does not, and is not reasonable likely to, have a Company Material Adverse Effect or prevent, materially delay, make illegal or materially interfere with the consummation of the Contemplated Transactions and/or the realization by Buyer of the benefits therefrom.

              (b) All of the Company's and FMS' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date (except to the extent such representation or warranty expressly relates to an earlier date), without giving effect to any Supplemental Schedule. For


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


    purposes of this Agreement, the Company's and FMS' representations and warranties will be deemed to be accurate in all material respects so long as Buyer, as a result of any misrepresentation or breach of warranty, and after giving effect to any reserves established with respect to such matters on the Closing Balance Sheet (which reserves shall be as required by GAAP or as may be voluntarily established in Sellers' sole discretion above such amounts) is not reasonably likely to incur Damages (whether or not subject to indemnification) in excess of $20,000,000 in the aggregate.

         9.2. SELLERS' PERFORMANCE

              (a) All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

              (b) Each document required to be delivered pursuant to Section 2.5(a) [Closing Obligations] must have been delivered.

         9.3. CONSENTS

         Consents identified in Parts 3.1 or 4.2 of Sellers Disclosure Schedule that relate to any Applicable Contract to lease real property (a "LEASE") shall have been obtained and are in full force and effect or no such Consent is required, with respect to at least 80% (calculated in terms of annual Lease payments) of such Leases. All Consents identified in Parts 3.1 or 4.2 of Sellers Disclosure Schedule, the failure of which to obtain would be reasonably likely to have a Company Material Adverse Effect or prevent, materially delay, make illegal or otherwise materially interfere with the consummation of the Contemplated Transactions and/or the realization by Buyer of the benefits therefrom, shall have been obtained and are in full force and effect. Any waiting period (and any extension thereof) applicable to the consummation of the Contemplated Transactions under the HSR Act shall have expired or been terminated.

         9.4. ADDITIONAL DOCUMENTS

         Each of the following documents must have been delivered to Buyer:

              (a) an opinion of Wachtell, Lipton, Rosen & Katz, Wilson, Walker, Hochberg & Slopen and/or such other legal counsel to the Acquired Companies and/or Sellers as are reasonably satisfactory to Buyer, dated the Closing Date, substantially (in the aggregate for all such opinions) in the form of
    Exhibit 9.4(a);

              (b) the title insurance policies (or updates, as the case may be) referred to in Section 6.9 [Title Insurance];

              (c) such other documents as Buyer may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
    Section 10.3(a), (ii) evidencing the accuracy of any of Sellers', the Company's or FMS's representations and warranties, (iii) evidencing the performance by Sellers of, or the compliance by Sellers with, any covenant or obligation required to be performed or complied with by Sellers, (iv) evidencing the satisfaction of any condition referred to in this Article 9, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

         9.5. NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

         There must not have been made or Threatened by any Person any claim (or in the aggregate, claims) asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity or ownership interest in, any of the Acquired Companies, (b) is entitled to all or any portion of the Purchase Price (exceeding $20,000,000 in the aggregate for all such claims) payable for the Shares or FMS Shares or (c) is entitled to any additional payment (exceeding $20,000,000 in the aggregate for all such claims) for any shares of stock of the Company previously redeemed by the Company (collectively, the "STOCKHOLDER CLAIMS"); provided, however, that this Section 9.5 shall not be a condition to Buyer's obligation to close if Sellers have agreed to increase the amount of funds in escrow under either or both of the Escrow Agreements by an amount sufficient in Buyer's reasonable judgment to cover any Damages reasonably likely to result from such Stockholder Claims (and provided that, following the satisfaction of such claims, the additional escrow amount added for such claims pursuant to this clause shall be repaid to Sellers to the extent not paid to satisfy such claims).

         9.6. NO PROHIBITION

         Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced or otherwise proposed by or before any Governmental Body.

         9.7. MINIMUM BOOK VALUE

         The Aggregate Consolidated Net Tangible Book Value on the Closing Date shall be not less than $340,000,000 and Sellers' Representative shall have delivered to Buyer a certificate to such effect.

                                ARTICLE 10

              CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

         Sellers' obligation to sell the Shares and FMS Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):


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


         10.1. ACCURACY OF REPRESENTATIONS

         All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any Supplemental Schedule.

         10.2. BUYER'S PERFORMANCE

              (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

              (b) Each document required to be delivered pursuant to Section 2.5(b) [Closing Obligations] must have been delivered and Buyer must have made the cash payments required to be made by Buyer pursuant to Section 2.5(b)(i).

         10.3. ADDITIONAL DOCUMENTS

         Each of the following documents must have been delivered to Sellers:

              (a) an opinion of Bryan Cave LLP, dated the Closing Date, substantially in the form of Exhibit 10.3(a); and

              (b) such other documents as Sellers may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in
    Section 9.4(a), (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iv) evidencing the satisfaction of any condition referred to in this Article 10, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

         10.4. NO INJUNCTION

         There must not be in effect any Legal Requirement or any injunction or other Order that prohibits the sale of the Shares and FMS Shares by Sellers to Buyer.

         10.5. CONSENTS

         Any waiting period (and any extension thereof) applicable to the consummation of the Contemplated Transactions under the HSR Act shall have expired or been terminated.


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


         10.6. MINIMUM BOOK VALUE

         The Aggregate Consolidated Net Tangible Book Value on the Closing Date shall be not less than $340,000,000 and Sellers' Representative shall have delivered to Buyer a certificate to such effect, provided, however, that for purposes of this Section 10.6 only no dividends or other similar distributions by any of the Acquired Companies to any Seller made after the date of the Interim Balance Sheet shall have been taken into account with respect to the computation of the Aggregate Consolidated Net Tangible Book Value.

                                ARTICLE 11

                                   TERMINATION

         11.1. TERMINATION EVENTS

              (a) This Agreement may be terminated on or prior to the Closing Date as follows:

                  (i) by mutual consent of all parties hereto;

                  (ii) by the Sellers holding at least 90% of the Shares and the FMS Shares or Buyer (the "NOTIFYING PARTY") if Buyer or Sellers, as the case may be (the "NOTIFIED PARTY"), shall have failed to perform and comply in all material respects with its or their respective agreements and covenants hereunder and, if such failure is reasonably capable of being remedied, such failure to perform or comply shall not have been remedied within thirty (30) days after receipt by the Notified Party of notice in writing from the Notifying Party, specifying the nature of such failure and requesting that such failure be remedied, provided, that the Notifying Party may not terminate this Agreement pursuant to this subsection (ii) for an additional thirty (30) days if (x) the Notified Party continues in good faith to use its Best Efforts to perform or comply with such agreements and covenants, and (y) such failure to perform or comply is reasonably capable of being remedied within such additional thirty (30) day period and in any event prior to the Closing;

                  (iii) by Buyer or Sellers holding at least 90% of the Shares and FMS Shares, because of a misrepresentation or breach of warranty (whether or not constituting a Breach Event or Subsequent Development) by Seller(s) or the Company (in the case of termination by Buyer) or by Buyer (in the case of termination by Sellers) that would cause the conditions set forth in Section 9.1 [Accuracy of Representations -Seller] or 10.1[Accuracy of Representations -Buyer], as the case may be, to not be satisfied and, if such failure is reasonably capable of being remedied, such failure to perform or comply shall not have been remedied within thirty (30) days after receipt by the breaching party of notice in writing from the party seeking to terminate, specifying the nature of such failure and requesting that such failure be remedied; provided, that the party seeking to terminate may not terminate this Agreement pursuant to this subsection (iii) for an



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

         additional thirty (30) days if (x) the breaching party continues in good faith to use its Best Efforts to perform or comply with such agreements and covenants, and (y) such failure to perform or comply is reasonably capable of being remedied within such additional thirty (30) day period and in any event prior to the Closing (and the terminating party is not itself in material breach of this Agreement); or

                  (iv) by Buyer or Sellers holding at least 90% of the Shares and FMS Shares, if the Closing has not occurred by March 31, 2000.

              (b) In the event of termination by any party pursuant to Section 11.1(a), written notice thereof shall promptly be given by the terminating party to the other party.

         11.2. CERTAIN EFFECTS OF TERMINATION

              (a) In the event of termination by any party pursuant to Section 11.1(a)(i) or (iv), each party shall pay its own expenses incident to the preparation for the consummation of this Agreement and the Contemplated Transactions.

              (b) In the event of termination pursuant to Section 11.1(a)(ii) or
    (iii), the Company (for itself if it is the misrepresenting/breaching party) or the Sellers (for any and all Sellers if any or all Sellers are the misrepresenting/breaching party) shall, if such Breach or Breaches constituted a Breach Event or were willful, pay to the terminating party the sum of $2,000,000 for reimbursement of the terminating party's costs in connection with the Contemplated Transactions (and not as liquidated damages).

              (c) Except for and with respect to Sections 2.3, 11.2(b), 11.2(c), 11.2(e), 13.1 [Expenses], 13.4 [Notices] and 13.15 [Sellers' Representative] hereof, in the event of termination of this Agreement pursuant to Section 11.1(a) [Termination Events], this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any of the parties hereto or any of their respective directors, officers, agents and counsel and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for, or eliminate the rights of any other party relating to, Fraud by any party, the willful breach of any of such party's representations and warranties or the willful breach of any of such party's covenants and agreements set forth in this Agreement.

              (d) In the event that (i) a party is notified by the other party of a Subsequent Development prior to Closing, (ii) the notified party either accepts the Draft Supplemental Schedule addressing such Subsequent Development in accordance with Section 8.2 [Breaches That Become Known; Supplemental Schedules] or does not elect to terminate this Agreement because of such Subsequent Development pursuant to Section 11.1(a)(iii) or otherwise, and (iii) the Closing occurs, then the notified party shall be deemed to have waived such Subsequent Development (and the resulting misrepresentation or breach of warranty) and shall not be entitled to indemnification for Damages relating thereto under Article 12 [Indemnification].


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


              (e) In the event that (A) this Agreement is terminated by Buyer pursuant to Section 11.1(a)(ii) or (iii) as a result of Fraud or a Breach that was willful and (B) Sellers and/or the Company (or any, some or all of the Acquired Companies with an aggregate price value greater than $400 million) enter into a definitive agreement within nine (9) months of such termination date that leads to the sale of all or substantially all of the assets or stock of the Company or such Acquired Company or the merger or consolidation of the Company or such Acquired Company with another entity (as a result of which the individuals or entities who were the beneficial owners of the capital stock of the Company or such Acquired Company immediately prior to the consummation thereof do not own at least a majority of such interests immediately after consummation thereof) (a "SALE"), then Sellers and the Company shall notify Buyer thereof and the Company (or the surviving entity, as the case may be) shall pay Buyer a fee of $25 million (the "FEE"), payable in immediately available funds, within three (3) business days after the consummation of such Sale. In the event that Sellers shall fail to pay the Fee when due, Sellers shall reimburse Buyer for the costs and expenses actually incurred or accrued by Buyer (including, without limitation, reasonable fees and expenses of counsel) in connection with the enforcement of this Section 11.2(e), together with interest on such unpaid Fee, commencing on the date that the Fee became due, at a rate equal to the Prime Rate plus five percent (5%).

              (F) IN THE EVENT THAT THIS AGREEMENT IS TERMINATED BY EITHER PARTY PRIOR TO CLOSING, ALL PARTIES HERETO AGREE THAT ANY SUIT ARISING OUT OF OR RELATING TO THIS AGREEMENT (OR BREACH THEREOF), MAY BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF MISSOURI OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN AND THE PARTIES HERETO EXPRESSLY SUBMIT AND CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS. THE PARTIES HERETO AGREE THAT SERVICE OF PROCESS MAY BE MADE UPON BUYER AND BLOCK BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 13.4, AND UPON SELLERS, THE COMPANY AND FMS BY MAIL TO RANDAL MUDGE, C/O OLDE FINANCIAL CORPORATION, 131 WEST LAFAYETTE, DETROIT, MICHIGAN 48226, WHO IS HEREBY APPOINTED AGENT FOR SERVICE OF PROCESS FOR THE SELLERS, THE COMPANY AND FMS. THE PARTIES HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.


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


                                ARTICLE 12

                            INDEMNIFICATION; REMEDIES

         12.1. SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE; EXCLUSIVE REMEDY

              (a) All representations, warranties, covenants and obligations in this Agreement, the Sellers Disclosure Schedule, the Buyer Disclosure Schedule, any Supplemental Schedules, the certificate delivered pursuant to
    Section 2.5(a)(iv) [Closing Obligations], and any other certificate or document delivered pursuant to this Agreement will survive the Closing as provided in Section 12.4 [Time Limitations].

              (b) The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or knowledge capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations.

              (c) Following the Closing, the sole and exclusive remedy of any party hereto with respect to any and all monetary claims arising from any misrepresentation or Breach, except for claims involving Fraud, shall be pursuant to the indemnification provisions set forth in this Article 12 or
    Section 8.4.

         12.2. INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS

              (a) Each of the Sellers, severally but not jointly, shall indemnify and hold harmless Buyer, the Acquired Companies and their respective Representatives, stockholders, controlling persons and affiliates (collectively, the "INDEMNIFIED PERSONS") for, and will pay to the Indemnified Persons the amount of Damages suffered or incurred by the Indemnified Persons, arising, directly or indirectly, from or in connection with any Breach of any representation or warranty made by such Sellers in
    Article 3 of this Agreement (without giving effect to any Supplemental Schedules, Sellers Disclosure Schedule, Supplemental Schedules, or any other certificate or document delivered by Sellers pursuant to this Agreement in connection with or related to this Agreement).

              (b) Sellers, severally but not jointly (in proportion to such Seller's relative ownership of the Shares), shall indemnify and hold harmless the Indemnified Persons for, and will pay to the Indemnified Persons the amount of, any Damages suffered



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

    or incurred by the Indemnified Persons, arising, directly or indirectly, from or in connection with:

                  (i) any Breach of any representation or warranty made by the Company in this Agreement (without giving effect to any Supplemental Schedules), and/or the Sellers Disclosure Schedule, the Supplemental Schedules, or any other certificate or document delivered by Sellers pursuant to this Agreement;

                  (ii) any Breach by any Seller or the Company of any covenant or obligation of such Seller or the Company in (except, if Closing occurs as provided herein) those covenants in Sections 6.1 [Access and Investigation], 6.4 [Required Approvals], 6.7 [No Negotiation], 6.8 [Best Efforts], 6.9 [Title Insurance] and 8.2 [Breaches That Become Known; Supplemental Schedules] of this Agreement;

                  (iii) any matter disclosed in Part 4.10 [Taxes] of the Sellers Disclosure Schedule shall be indemnified as set forth in the Tax Procedures Agreement; or

                  (iv) any claim by any Person for additional payment for any shares of stock of the Company redeemed by the Company prior to the Closing Date.

              (c) Ernest J. Olde shall indemnify and hold harmless the Indemnified Persons for, and will pay to the Indemnified Persons the amount of, any Damages suffered or incurred by the Indemnified Persons arising, directly or indirectly, from or in connection with:

                  (i) any Breach of any representation or warranty made by FMS in this Agreement (without giving effect to any Supplemental Schedules), and/or the Sellers Disclosure Schedule and the Supplemental Schedules;

                  (ii) any Breach by FMS of any covenant or obligation of FMS (except, if Closing occurs as provided herein, for those covenants in Sections 6.1 [Access and Investigation], 6.4 [Required Approvals], 6.7 [No Negotiation], 6.8 [Best Efforts], 6.9 [Title Insurance] and 8.2 [Breaches That Become Known; Supplemental Schedules] of this Agreement; or

                  (iii) any matter disclosed in Part 4.10 [Taxes] of the Sellers Disclosure Schedule shall be indemnified as set forth in the Tax Procedures Agreement.

              (d) In the event that there is a claim for Damages based upon actions or omissions which constitute a Breach of both Section 4.9 [No Undisclosed Liabilities] and any of Sections 4.11 [No Material Adverse Change], 4.16(a) [Contracts; No Defaults], 4.21(b-first sentence only),
    (d)(i--first sentence only), (e)(i--firsT sentence only) and



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

    (f)(i--first sentence only) [Intellectual Property], 4.25 (last sentence only) [Customer Contracts], then such claim for Damages shall be made only with respect to Section 4.9.

         12.3. INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

         Buyer will indemnify and hold harmless Sellers and will pay to Sellers the amount of any Damages suffered or incurred by the Seller arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement or (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement.

         12.4. TIME LIMITATIONS

              (a) If the Closing occurs, Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.1(a) [Authority; No Conflict], 3.2 (first and last sentence only) [Title to Shares and FMS Shares] and 4.10 [Taxes], unless on or before March 31, 2001, Buyer notifies Sellers' Representative of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; a claim with respect to Section 4.10 [Taxes] may be made at any time prior to the expiration of the applicable statute of limitations with respect to the subject matter of such claim; a claim with respect to Section 3.1(a) [Authority; No Conflict] or 3.2 (first and last sentence only) [Title to Shares and FMS Shares], or any claim for Fraud, may be made at any time.

              (b) If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before March 31, 2001, Sellers' Representative notifies Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

         12.5. LIMITATIONS ON AMOUNT - SELLERS

         Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in Sections 12.2(b)(i) and 12.2(c)(i) until the total of all Damages with respect to such matters exceeds $2,500,000; provided, however, that the foregoing limitation shall not apply to (w) any Breach of any of Sellers' representations and warranties in Section 3.1(a) [Authority; No Conflict] or 3.2 (first and last sentence only) [Title to Shares and FMS Shares] or Breach of any of the Company's or FMS' representations and warranties in Sections 4.10 [Taxes]or 4.24 [Brokers or Finders], (x) the matters referred to in Sections 12.2(b)(iv)or (y) any Damages resulting from Fraud by any Seller. In no event shall the aggregate liability of Sellers hereunder (except any claim for Fraud) exceed the amount of $100,000,000 during the period from the Closing Date until March 31, 2001, or the amount of $60,000,000 (less any indemnity payments aggregating in excess of $40,000,000 and paid prior to March 31, 2001) after March 31, 2001. In no event shall Sellers be liable for any liability or obligation to the extent that it has



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

been disclosed on the Sellers Disclosure Schedule (without giving effect to Section 4.10 of the Sellers' Disclosure Schedule or any Supplemental Schedule).

         12.6. LIMITATIONS ON AMOUNT - BUYER

         Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) of Section 12.3 until the total of all Damages with respect to such matters exceeds $2,500,000; provided, however, that the foregoing limitation shall not apply to any Damages resulting from Fraud by Buyer. In no event shall the aggregate liability of Buyer hereunder (except any claim for Fraud) exceed the amount of $100,000,000 during the period from the Closing Date until March 31, 2001, or the amount of $60,000,000 (less any indemnity payments aggregating in excess of $40,000,000 and paid prior to March 31, 2001) after March 31, 2001.

         12.7. ESCROW; OFFSET

              (a) Upon notice to Sellers' Representative specifying in reasonable detail the basis for such claim, Buyer may give notice of a claim under either or both (as its discretion) of the Escrow Agreements. Neither the exercise of nor the failure to give a notice of a claim under the Escrow Agreements will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it, provided, however, that Buyer shall collect any Damages owed to it under
    Section 12.2(a) first from the funds escrowed under the First Escrow Agreement (to the extent of such funds), second from the funds escrowed under the Second Escrow Agreement (to the extent of such funds) and thereafter may seek to collect Damages in any manner available to it.

              (b) Buyer shall have the right to offset against any amounts payable to Sellers pursuant to Section 2.9 [Earnout Procedures] the amount, dollar for dollar, of any Damages Buyer may sustain or incur for which it is entitled to indemnification hereunder.

         12.8. PROCEDURE FOR INDEMNIFICATION - THIRD-PARTY CLAIMS

              (a) Promptly after receipt by an Indemnified Person under Section
    12.2 or 12.3 of notice of a claim made by any person against the Indemnified Person (a "THIRD-PARTY CLAIM"), such Indemnified Person must, if a claim is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any Indemnified Person, except to the extent that the indemnifying party demonstrates that it has been materially prejudiced by the Indemnified Person's failure to give such notice.

              (b) If any Third-Party Claim is brought against an Indemnified Person, the indemnifying party will, unless the claim involves taxes (which Proceedings shall be governed exclusively by the Tax Procedures Agreement), be entitled to participate in such


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


    Third-Party Claim and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Third-Party Claim and the indemnifying party determines in good faith after consultation with independent legal counsel that joint representation would be inappropriate due to a conflict of interest, or (ii) the indemnifying party fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim in accordance with the terms of this
    Article 12 (a "DEFENSE EXCEPTION")), to assume and control the defense of such Third-Party Claim with counsel reasonably satisfactory to the Indemnified Person and the indemnifying party will not be liable to the Indemnified Person for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, other than reasonable fees and expenses of counsel employed by the indemnifying party for any period during which the indemnifying party has not assumed the defense thereof after being given notice of such Third Party Claim (provided that such counsel is not reasonably objected to by the indemnifying party). If notice is given in accordance with Sections 12.8(a) [Procedure for Indemnification--Third Party Claims] and 13.4 [Notices]to an indemnifying party of the commencement of any Third-Party Claim and the indemnifying party does not, within thirty (30) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the indemnifying party will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person; provided, however, that the indemnifying party shall not be bound by any compromise or settlement effected without its consent (which consent shall not be unreasonably withheld). If the indemnifying party chooses to defend or prosecute a Third Party Claim, all Indemnified Persons shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the indemnifying party assumes the defense of a Third Party Claim, the Indemnified Person shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld); provided, however, that if the indemnifying party withholds its consent to a settlement of a Third Party Claim for an amount equal to or less than $100,000,000 (prior to March 31, 2001) or $60,000,000
    (after March 31, 2001 and prior to termination of applicable statute of limitations) less any indemnity payments aggregating in excess of $40,000,000 and paid prior to March 31, 2001, as the case may be, minus any amounts previously paid under Section 12.2 or 12.3, as applicable, and the Third Party Claim ultimately results in Damage in excess of such amount, the indemnifying party shall be liable to the Indemnified Person for all Damage from such Claim (notwithstanding the limitations set forth in Section 12.5 or 12.6, as applicable), and the Third Party Claim ultimately results in Damage in excess of the proposed settlement amount, the indemnifying party shall be liable to the Indemnified Person (notwithstanding the limitations set forth in Section 12.5 or 12.6, as applicable) for all Damage from such Claim less an amount equal to the difference between (A) the amount of the proposed settlement to which the indemnifying



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


    party did not consent and (B) $100,000,000 (prior to March 31, 2001 or $60,000,000 (after March 31, 2001 and prior to termination of the applicable statute of limitations) less any indemnity payments aggregating in excess of $40,000,000 and paid prior to March 31, 2001, as the case may be, minus any amount previously paid under Section 12.2 and 12.3, as applicable. If the indemnifying party assumes the defense of a Third Party Claim, the Indemnified Person shall agree to any reasonable settlement, compromise or discharge of a Third Party Claim and shall agree to any settlement, compromise or discharge of a Third Party Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, which releases the Indemnified Person completely in connection with such Third Party Claim and that would not otherwise materially adversely affect the Indemnified Person.


              (c) If an Indemnified Person is controlling the defense of a Third Party Claim, such Indemnified Person shall manage such Third Party Claim in a manner consistent with past practice and in settling such Third Party Claim shall seek in good faith to agree to a reasonable settlement amount. In the event that, after February 1, 2001 and before March 31, 2001, an Indemnified Person is controlling the defense of a Third Party Claim and is considering settlement of such claim, then such Indemnified Person shall promptly notify Sellers' Representative thereof, including the amount of considered settlement. Seller's Representative shall then have the option, for ten (10) days after such notification, of assuming control of such Third Party Claim upon notification thereof to the Indemnified Person, with all subsequent costs and expenses relating thereto (including settlement costs) being borne solely by Sellers and Sellers indemnifying and holding harmless the Indemnified Person, Buyer and Block from any costs, damages and liability therefor, and any actions taken by or on behalf of Sellers with respect thereto being done in a good faith, reasonable manner consistent with the Company's past practices prior to the date hereof.

         12.9. PROCEDURE FOR INDEMNIFICATION - OTHER CLAIMS

         A claim for indemnification for any matter not involving a third-party claim may be asserted by giving prompt written notice to the party from whom indemnification is sought in accordance with the notice provisions of Section 13.4.

                                ARTICLE 13

                               GENERAL PROVISIONS

         13.1. EXPENSES

         Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel and accountants. In the event of termination




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

of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

         13.2. PUBLIC ANNOUNCEMENTS

         Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer and Seller agree. Unless consented to by Buyer, on the one hand, or the Company, on the other hand, in advance or required by Legal Requirements, prior to the Closing, Sellers, on the one hand, and Buyer, on the other hand, shall, and shall cause its affiliates to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which the Acquired Companies' employees, customers and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

         13.3. CONFIDENTIALITY

         Between the date of this Agreement and the Closing Date, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents and advisors of Buyer and the Acquired Companies to maintain in confidence, and not use to the detriment of another party or an Acquired Company any written, oral or other information obtained in confidence from another party or an Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any Consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

         If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

         13.4. NOTICES

         All notices, Consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

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


         Sellers:
                       Wilson, Walker, Hochberg, Slopen
                       443 Ouelette Avenue, Suite 300
                       Windsor, Ontario N9A 6R4
                       Canada
                       Attention:  Jeffrey M. Slopen
                       Facsimile No.:  519-977-5349

         with a copy to:

                       Wachtell, Lipton, Rosen & Katz
                       51 West 52nd Street
                       New York, New York  10019
                       Attention:  Craig M. Wasserman, Esq.
                       Facsimile No.:  212-403-2000

         Buyer:
                       Block Financial Corporation
                       4400 Main Street
                       Kansas City, Missouri  64111
                       Attention:  Bret G. Wilson
                       Facsimile No.:  816-753-8628

         with a copy to:

                       Bryan Cave LLP
                       3500 One Kansas City Place
                       1200 Main Street
                       Kansas City, Missouri  64105-2100
                       Attention: Gregory G. Johnson, Esq.
                                  Morris K. Withers, Esq.
                       Facsimile No.:  816-374-3300

         Block:

                       H&R Block, Inc.
                       4400 Main Street
                       Kansas City, Missouri  64111
                       Attention: James H. Ingraham
                       Facsimile No.: 816-753-8628

         13.5. FURTHER ASSURANCES

         The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.


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         13.6. WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative unless expressly provided otherwise herein. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         13.7. ENTIRE AGREEMENT AND MODIFICATION

         This Agreement supersedes all prior agreements among the parties with respect to its subject matter (including the unexecuted letters of intent from Block to the Company dated February 2, March 11 and March 31, 1999) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         13.8. DISCLOSURE SCHEDULE

              (a) The disclosures in the Sellers Disclosure Schedule and the Buyer Disclosure Schedule, and those in any supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

              (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Sellers Disclosure Schedule or the Buyer Disclosure Schedule (other than an exception expressly set forth as such in the Sellers Disclosure Schedule or the Buyer Disclosure Schedule, respectively, with respect to a specifically identified representation, warranty, covenant or agreement), the statements in the body of this Agreement will control.

         13.9. ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

         Neither party may assign any of its rights under this Agreement without the prior consent of the other parties except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be

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


binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns. Notwithstanding the foregoing, the covenants set forth in Section 8.4 [Directors' and Officers' Indemnification and Insurance] shall apply to, be binding upon and inure to the benefit of the Indemnified Parties.

         13.10. SEVERABILITY

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect so long as the economic and legal substance of the Contemplated Transactions is not affected in any manner materially adverse to any party. If any provision of this Agreement is held invalid or unenforceable, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Contemplated Transactions be consummated as originally contemplated to the fullest extent possible.

         13.11. SECTION HEADINGS; CONSTRUCTION

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         13.12. TIME OF ESSENCE

         With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         13.13. GOVERNING LAW

         This Agreement will be governed by the laws of the State of Missouri without regard to conflicts of laws principles. No provision of this Agreement shall be construed to require any party hereto to take any action that would violate applicable Law.

         13.14. COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Executed counterparts of this Agreement may be delivered by facsimile transmission.


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


         13.15. SELLERS' REPRESENTATIVE

         Each Seller by executing this Agreement irrevocably appoints each of Randal J. Mudge and Ernest J. Olde (the "SELLERS' REPRESENTATIVE") as his or her agent and true and lawful attorney-in-fact, with full power of substitution, with full capacity and authority and in his sole discretion, to act in the name of and for and on behalf of each Seller in connection with all matters arising out of, resulting from, contemplated by or related or incident to this Agreement. Without limiting the generality of the foregoing, the powers of Sellers' Representative shall include the power to represent each Seller with respect to all aspects of this Agreement, which power shall include, without limitation, the power to (i) receive any payment or transfer to be made pursuant to this Agreement, (ii) waive any and all conditions of this Agreement, (iii) amend this Agreement and any agreement executed in connection herewith in any respect, (iv) settle claims for indemnity pursuant to Article 12 hereof, (v) retain legal counsel and be reimbursed by Sellers for all fees, expenses and other charges of such legal counsel, (vi) receive notices or other communications, (vii) deliver any notices, certificates or other documents required and (viii) take all such other action and to do all such other things as Sellers' Representative deems necessary or advisable with respect to this Agreement. Buyer shall have the absolute right and authority to rely upon the acts taken or omitted to be taken by Sellers' Representative on behalf of Sellers, and Buyer shall have no duty to inquire as to the acts and omissions of Sellers' Representative. Each Seller hereby acknowledges and agrees that (i) all deliveries by Buyer to Sellers' Representative shall be deemed deliveries to Sellers, (ii) Buyer shall not have any liability with respect to any aspect of the distribution or communication of such deliveries between Sellers' Representative and any Seller or among Sellers, and (iii) any disclosure made to Sellers' Representative by or on behalf of Buyer shall be deemed to be disclosure made to each Seller. In the event such Sellers' Representative refuses to, or is no longer capable of, serving as a Sellers' Representative hereunder, Sellers shall promptly appoint a successor Sellers' Representative who shall thereafter be a successor Sellers' Representative hereunder. The Sellers' Representative shall not be liable to any of the Sellers or their affiliates for any decisions made or actions taken by the Sellers' Representative in good faith absent gross negligence by the Sellers' Representative. Following the Closing, Buyer will cause the Acquired Companies (or any successors thereto) to indemnify the Sellers' Representative in his capacity as such and to release and to hold harmless the Sellers' Representative from and against any Damages that the Sellers' Representative may incur as a result of its acting as the Sellers' Representative hereunder or in connection with the performance of any of his duties hereunder to the fullest extent permitted by Law, except to the extent that such Damages are caused by actions of the Sellers' Representative that were taken in bad faith or in a grossly negligent manner.

         13.16. ALTERNATIVE DISPUTE RESOLUTION.

                (a) In the event of any disputes, claims, controversies or disagreements ("DISPUTES") arising out of or relating to this Agreement (or Breach thereof) after the Closing hereunder, such Dispute (including any claim of alleged misrepresentation and any Dispute concerning arbitrability or arbitral jurisdiction) shall be settled exclusively by final and binding arbitration before three arbitrators. The arbitration shall have its seat in London and shall be conducted in accordance with the rules of the London Court of International Arbitration ("LCIA") as in force on the date of commencement of the



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

    arbitration, and the LCIA shall administer the arbitration. In the event of any conflict between the LCIA Rules and this Section 13.16, the provisions of this Section 13.16 shall govern.

              (b) The Chairman of the arbitration tribunal shall not be a citizen of Granada, the Cayman Islands, Canada or the United States but shall be an attorney, judge, solicitor or barrister of a common law jurisdiction. No arbitrator shall be a current or former employee, director or partner of the party who appoints him or of any company or business in which such party holds a legal or beneficial interest consisting of 10% or more of the controlling shares or other interests.

              (c) This Agreement shall be construed and the obligations of the parties shall be determined in accordance with the laws of Missouri, excluding its conflict of laws provisions, except that the law of England and Wales shall govern the parties' agreement to arbitrate and shall be the procedural law of the arbitration. The language of the arbitration proceedings shall be English.

              (d) To the full extent permitted by law, the parties agree that any service of process or notice of claim of arbitration may be made in accordance with the notice provisions of this Agreement; that such service shall have the same effect as though service had been made in accordance with other applicable laws; and that such service shall confer jurisdiction over the party served in the arbitral or judicial proceeding in which such service was made. The parties agree that they are private parties, and they irrevocably waive any claim of immunity from service of process, immunity from court or arbitral jurisdiction, immunity from execution or attachment and any other defense based on being an agency or instrumentality of a government or sovereign. The parties further warrant that they have the authority to appoint an agent for service of process and to agree to the manner of service described in this Section 13.16(d) in lieu of other legal requirements for service.

              (e) In addition to any other discovery provided by the LCIA Rules or the arbitral tribunal, each party shall produce to the other party, and to any other parties in the arbitration, all relevant documents in his or its possession or within his or its direct or indirect control, regardless of whether the producing party intends to introduce such documents into evidence. Such production shall be completed at least sixty (60) days prior to the arbitration hearing. In addition, each party shall be entitled to take the deposition of any five fact or expert witnesses it chooses, but such depositions shall not relieve a party or witness of any obligation it would otherwise have to present live testimony at the hearing.

              (f) Any award rendered by the arbitrators shall be in writing, setting forth the reason for the award, and shall be the final disposition of the merits. Any award of money shall be payable in U.S. dollars using the rates of exchange reported in The Wall Street Journal on the date or dates of loss or Breach. On any monetary award, ten percent (10%) compound interest shall be awarded from the date of the Breach or loss.


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


              (g) The costs of LCIA administration, the arbitrators' fees and reasonable other related costs, including attorneys' and experts' fees and expenses and travel expenses shall be borne by the parties incurring such costs unless otherwise determined by the arbitrators to be equitable under the circumstances of such proceeding. For purposes of this clause, attorneys' fees shall include an allocated portion of the cost of in-house legal counsel.

              (h) The arbitrators may issue interim awards, and any interim or final award of the arbitrators may be, alternatively or cumulatively, for monetary damages, an order requiring the performance of non-monetary obligations (including specific performance) or any other appropriate order or remedy. Nothing in this Section 13.16, however, shall limit the right of any party to apply to any court of competent jurisdiction for an order to attach or preserve, or to permit examination of, any assets or evidence, or for specific performance or other injunctive relief. Such application to a court shall not constitute a waiver of the agreement to arbitrate hereunder.

              (i) Any party may apply for enforcement of, or entry of judgment upon, any interim or final award in any court having jurisdiction over the person or any assets of the party against whom enforcement is sought. To the full extent permitted by applicable law, the parties agree that, in the courts of the Cayman Islands, Bermuda and any other Crown Colonies, Territories, Dominions and Protectorates, the enforcement of this Section
    13.16 and any interim or final award rendered hereunder shall be governed by the U.N. Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

              (j) To the full extent permitted by applicable law, the parties agree to exclude court jurisdiction under sections 45 and 69 of the Arbitration Act 1996 and to waive any right to apply or appeal to any court to contest the enforceability of this Section 13.16, to contest the arbitrability of any Dispute or to set aside any interim or final award. Except for the court applications expressly permitted under subsection 13.16(h), the parties also waive any right to apply to a court to review or decide any question of law or fact arising in the course of the arbitration. Each of the parties represents to the other parties that this waiver is made knowingly and voluntarily after consultation with and upon the advice of counsel and is a material part of this Agreement.

              (k) In the event a court of competent jurisdiction determines that this Agreement is invalid or unenforceable in whole or part for any reason, this Section 13.16 shall not be affected thereby and shall be given full effect without regard to the invalidity or unenforceability of the remainder of this Agreement. This Section 13.16 shall not survive any termination, but shall survive the Closing, of this Agreement.

              (l) All information, data and documentation disclosed or delivered by a party to another party or the arbitrators in consequence of or in connection with the arbitration hereunder shall remain the property of the party who originally disclosed or delivered the same (the "PRODUCING PARTY") and shall be treated as confidential by the recipient. Except as required for enforcement of an award or as otherwise ordered by a court or government agency, such information, data and documentation shall not be




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

    disclosed by the recipient to any other person or entity, and all originals and copies thereof shall be returned directly to the Producing Party within ninety calendar days after the terms of the final award have been fully satisfied.


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



                  THIS CONTRACT CONTAINS A BINDING ARBITRATION
                PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                                            "BUYER"

                                            BLOCK FINANCIAL CORPORATION



                                            By:    /s/  Frank L. Salizzoni
                                                --------------------------------
                                            Name:        Frank L. Salizzoni
                                                  ------------------------------
                                            Title:     President
                                                  ------------------------------



                                            "BLOCK"

                                            H&R BLOCK, INC.



                                            By:    /s/ Mark A. Ernst
                                                --------------------------------
                                            Name:  Mark A. Ernst
                                            Title:   Executive Vice President
                                                     and Chief Operating Officer



                                            "COMPANY"

                                            OLDE FINANCIAL CORPORATION

                                            By:    /s/ Ernest J. Olde
                                                --------------------------------
                                            Name:    Ernest J. Olde
                                                  ------------------------------
                                            Title:    Chairman
                                                  ------------------------------


                                            "FMS"

                                            FINANCIAL MARKETING SERVICES, INC.



                                            By:    /s/ Randal J. Mudge
                                                --------------------------------
                                            Name:    Randal J. Mudge
                                                 -------------------------------
                                            Title:    President
                                                  ------------------------------



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

                                            "SELLERS"

                                             /s/ Ernest J. Olde
                                            ------------------------------------
                                            Ernest J. Olde


                                             /s/ Michael S. Dzialo
                                            ------------------------------------
                                            Michael S. Dzialo


                                              /s/ Thomas P. Fitzgerald
                                            ------------------------------------
                                            Thomas P. Fitzgerald


                                             /s/ Gregory A. Hohenshil
                                            ------------------------------------
                                            Gregory A. Hohenshil


                                            IRONROCK, LTD.

                                            By: /s/ Jeffrey Slopen
                                            ------------------------------------
                                            Name:  Jeffrey Slopen
                                            Title:  President

                                            HARVEY R. KROHN REVOCABLE
                                            LIVING TRUST, UAD JUNE 14, 1991

                                            By: /s/ Harvey R. Krohn
                                            ------------------------------------
                                            Name:  Harvey R. Krohn
                                            Title:  Senior Vice President


                                             /s/ Kenneth A. Madsen
                                             -----------------------------------
                                             Kenneth A. Madsen


                                             /s/ Dan M. McAskin
                                             -----------------------------------
                                             Dan M. McAskin

                                            RANDAL J. MUDGE ALASKA TRUST
                                            UAD DECEMBER 31, 1997


                                            By: /s/ Cory R. Borgeson
                                             -----------------------------------
                                            Name:  Cory R. Borgeson
                                            Title:  Trustee


                                             /s/ Greg C. Naypaver
                                             -----------------------------------
                                             Greg C. Naypaver


                                             /s/ Brian F. Olde
                                             -----------------------------------
                                             Brian F. Olde


                                             /s/ Eric J. Olde
                                             -----------------------------------
                                            Eric J. Olde

                                            OLDE INTERNATIONAL TRUST
                                            UAD JANUARY 22, 1997


                                            By: /s/ J.M. Slopen
                                             -----------------------------------
                                            Name:  J.M. Slopen
                                            Title: Protector and Agent

                                            SUSAN K. OLDE FAMILY TRUST
                                            UAD NOVEMBER 28, 1983


                                            By: /s/ Susan K. Olde
                                             -----------------------------------
                                            Name:  Susan K. Olde
                                            Title:  Trustee

                                            DANIEL S. PATTERSON LIVING TRUST
                                            UAD NOVEMBER 10, 1993


                                            By: /s/ Daniel S. Patterson
                                             -----------------------------------
                                            Name:  Daniel S. Patterson
                                            Title:  Sr. Vice President





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

                                            MACK H. SUTTON REVOCABLE
                                            FAMILY TRUST, UAD APRIL 29, 1994


                                            By: /s/ Mack H. Sutton
                                             -----------------------------------
                                            Name:  Mack H. Sutton
                                            Title: Trustee

                                            MACK H. SUTTON REVOCABLE
                                            MARITAL TRUST, UAD APRIL 29, 1994


                                            By: /s/ Mack H. Sutton
                                             -----------------------------------
                                            Name:  Mack H. Sutton
                                            Title: Trustee



                                             /s/ Jeffrey J. Votruba
                                             -----------------------------------
                                             Jeffrey J. Votruba


                                             /s/ Christopher M. Zelesnick
                                             -----------------------------------
                                             Christopher M. Zelesnick


                                       83